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Filed by Finisar Corporation pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended Commission File No.: 000-27999

      On April 29, 2004, Finisar Corporation issued a press release announcing that Finisar had entered into a definitive agreement with Infineon Technologies AG in which Finisar agreed to acquire the fiber optics business unit of Infineon. The text of the press release follows:

Finisar to Acquire Infineon Fiber Optics Business

SUNNYVALE, CA — 04/29/2004 — Finisar Corporation (NASDAQ: FNSR) and Infineon Technologies AG, Munich (NYSE: IFX) (FSE: IFX) announced today that they have entered into a definitive agreement in which Finisar has agreed to acquire Infineon’s Fiber Optics Business Unit based in Munich, Germany, for 135 million shares of Finisar common stock. The acquisition transaction implies a valuation of $263 million based on the closing share price as of April 28, 2004. Following the transaction, Infineon will hold a 38 percent equity interest in Finisar. The transaction is subject to approval by Finisar’s shareholders, applicable regulatory approvals and other customary closing conditions. Jerry Rawls, President and CEO of Finisar as well as Frank Levinson, Chairman and Chief Technology Officer of Finisar who own 15% of the shares entered into a voting right agreement with Infineon that they will vote their shares in favor of the transaction.

The acquisition involves the transfer of Infineon’s fiber optic development, manufacturing, and certain marketing activities and approximately 1,200 employees. The Infineon Fiber Optics Business Unit develops, manufactures and markets a broad range of fiber optic datacom and telecom modules supporting the common MSA standards, BIDI components that allow bi-directional transmission on a single fiber for fiber-to-the-home applications (FTTH) and Plastic Optical Fiber (POF) components that are used in automotive applications, specifically, for media and safety systems.

Finisar expects to realise significant synergies within the first year following closing of the transaction. These synergies will result mainly from complementary technology and customer base.

In the second fiscal quarter ended March 31, 2004, Infineon’s Fiber Optics Business Unit posted revenues of approximately $32 million. Combined with Finisar’s revenue guidance of $55-$60 million in it’s fourth quarter ending April 30, 2004, the combination would create the largest pure-play optical components company in the world.

“Leveraging the unique optical capabilities of both companies, this combination will be an important step in the ongoing consolidation of the fiber optic market,” said Thomas Seifert, CEO of Infineon’s Wireline Communications Business Group. “In Finisar, we have found an excellent strategic partner with a mutual interest in securing the future of the Fiber Optics Business unit. As one of the largest pure-play optical components companies, the combined forces will be able to provide more flexibility, broader product portfolio and cost efficiency to meet our customer requirements.”

“This acquisition will add important new product and technology platforms which should strengthen our position in our core markets as well as help us to diversify our revenue base in terms of end markets, customers and distribution channels,” said Jerry Rawls, Finisar’s President and CEO. “About 40% of Infineon’s business is in markets where we currently don’t compete including the automotive industry and emerging fiber-to-the-home opportunity. The combined product offerings of both companies will be unsurpassed in terms of product breadth and technology for datacom applications while providing important new tools for leveraging our penetration of WDM and telecom applications. Furthermore, we have identified significant synergies that should help make this a successful and a profitable combination.”

Pending customary regulatory approvals and the approval of Finisar’s shareholders, the transaction is expected to close in the third calendar quarter of this year. Assets to be transferred in the transaction include Infineon Fiber Optics GmbH with its locations in Berlin (development, manufacturing and marketing), Munich (development and manufacturing) and Regensburg (development and marketing). In addition the manufacturing facilities in Trutnov (Czech Republic), development and marketing activities in Longmont and San Jose (USA) and Infineon’s stake in the ParoLink joint venture with UEC in Taiwan will be transferred. In addition, Finisar will acquire a considerable portfolio of know-how and intellectual property consisting of approximately 450 patents and patent applications.

At closing, Thomas Seifert, CEO of Infineon’s Wireline Communications Business Group, is expected to join the Finisar Board of Directors. Infineon is expected to continue to be a strategic supplier of IC chips to the combined entity.

Deutsche Bank Securities acted as financial advisor to Finisar.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic subsystems and network performance test systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using IP and SONET/SDH-based protocols. The Company's headquarters is in Sunnyvale, California, USA. www.Finisar.com

ABOUT INFINEON

Infineon Technologies AG, Munich, Germany, offers semiconductor and system solutions for the automotive and industrial sectors, for applications in the wired communications markets, secure mobile solutions as well as memory products. With a global presence, Infineon operates in the US from San Jose, CA, in the Asia-Pacific region from Singapore and in Japan from Tokyo. In fiscal year 2003 (ending September), the company achieved sales of Euro 6.15 billion with about 32,300 employees worldwide. Infineon is listed on the DAX index of the Frankfurt Stock Exchange and on the New York Stock Exchange (ticker symbol: IFX). www.Infineon.com.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for statements of historical fact, the statements contained in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar’s expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These uncertainties include potential problems related to the assimilation and integration of the operations, technologies and products of Infineon’s Fiber Optics Business, as well as risks associated with the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Other risks relating to Finisar's business are set forth in Finisar’s Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission. Contact:

Steve Workman
Senior VP Finance, Chief Financial Officer
Finisar Corporation
+1-408-542-4102
steve.workman@Finisar.com

Shelby Palmer
Investor Relations
Finisar Corporation
+1-408-542-5050
investor.relations@Finisar.com

Christoph Liedtke
Corporate Communications
Infineon Technologies
408-501-6790
christoph.liedtke@infineon.com

Investor Relations

Infineon Technologies AG
408-501-6800
+49-89-234-26655
investor.relations@Infineon.com

      On April 29, 2004, Finisar Corporation hosted a conference call with the investment community to discuss the proposed acquisition by Finisar of the fiber optics business unit of Infineon Technologies AG. The audio reply of the conference call has been made available to the public on Finisar’s website. The text of the transcript of the conference call follows:

FNSR — FINISAR TO DISCUSS INFINEON FIBER OPTICS BUSINESS ACQUISITION ANNOUNCEMENT

CORPORATE PARTICIPANTS

Jerry Rawls
Finisar Corporation — CEO

Thomas Seifert
Infineon Wireline Communications — CEO

Stephen Workman
Finisar Corporation — Sr. VP-Fin., CFO

CONFERENCE CALL PARTICIPANTS

John Harmon
Analyst

Joseph Wolf
Banc of America — Analyst

Eddie Woo
CIBC World Markets — Analyst

Dennis Gallagher
Schwab Soundview — Analyst

PRESENTATION

Operator

     We would like to welcome everyone to the Finisar acquisition announcement conference call. Jerry Rawls, President and Chief Executive Officer for Finisar; and Steve Workman, Chief Financial Officer will be hosting this call. Joining them on the call is Thomas Seifert, Chief Executive Officer for Infineon Wireline Communications Business Group. All lines have been placed on a listen-only mode to prevent any background noise. After the speakers’ remarks, there will be a question and answer session and questions will be taken from analysts who follow the company. To queue-up for a question anytime during the presentation, please press the star and the one key on your touchtone telephone. Gentlemen, you may begin your teleconference.

Jerry Rawls - Finisar Corporation — CEO

     Hi, this is Jerry Rawls. I want to thank you for tuning into our conference call today and I remind you that a replay of this call should appear on our Web site within eight hours and will remain there until our earnings conference call which is scheduled for June 3. An audio replay will be available for two weeks by calling 877-660-6853 for domestic USA call-in or 201-612-7415 for international. And type in the conference ID number 103461. Today’s presentation includes a PowerPoint presentation, which can be accessed from our Web site. To connect to this PowerPoint presentation, please go to the Investors page of the finisar.com Web site. We will keep this presentation on our site at least until our next earnings release at which time we plan to discuss our actual results for the fourth quarter. These slides are user-controlled, so you will have to scroll forward as we go through this presentation. And I will try to remember to identify which slide we are currently on.

Now as usual, I need to remind all of you that any forward-looking statements in today’s discussions are subject to certain risks and uncertainties. And such statements are merely predictions. Actual events and results may differ materially from those forward-looking statements due to a number of risks and uncertainties, which are discussed in the company’s annual 10-K and quarterly 10-Q filings. We believe today’s announcement regarding the acquisition of Infineon’s Fiber Optics business marks an important milestone. Not only for Finisar and Infineon Fiber Optics, but also the industry in which we both participate. To date, there has been no significant consolidation within the portion of the optics industry focused on serving data communication to customers. If the combination of Finisar and Infineon Fiber Optics, we are combining the resources of two strong optical communication companies with histories of technical innovation. We expect to deliver significant benefits both to our customers and our investors.

Finisar is entering this transaction from a position of continued financial improvement. As such, I would like to begin with a few comments regarding our results for the fourth quarter, which ends tomorrow, on April 30. So, I will refer to you to slide number 5, which is entitled Finisar FY Q4 ‘04 revenue update. Our original guidance for the fourth quarter was for revenues of $55m to $60m,of which approximately $6m to $8m was related to network tools and $48m to $52m were optics. As we stand today, it looks as though the fourth quarter is going to land in the middle of our range at $56m to $58m with about $8m from network tools and $48m to $50m from optics.

The $8m from network tools represents an increase of $2.3m or 40% over the $5.7m we saw in the third quarter. The surge in network tools revenue reflects our recent success with the introduction of the X-Gig product platform for designing, testing, and monitoring 4 Gigabit Fiber Channel Systems and the sale of NetWisdom monitoring systems for big SAN installations. I would like to defer any further discussion on our expectations for the quarter, so that we can focus on the main subject of this conference call. So, let’s go to slide number 7. And we will discuss the highlights of the transaction. The transaction we are announcing today will create an optics powerhouse that will be one of the largest if not the largest pure-play optics company in the industry. Furthermore, Infineon fiber optics is also the leading supplier of Optical transmitters, receivers and transceivers to the automotive industry. We are also excited about acquiring the management design and research talent about Infineon Fiber optics. We will be issuing $135m shares of Finisar common stock to acquire this business, giving Infineon a 38% stake in Finisar .The total value of this transaction is approximately $263m based on our closing price of $95 yesterday. Our agreement within Infineon provides with a fiber optic business, will be transferred to us on cash and a debt free basis. And Infineon will also nominate a person to our board. That person is with me today, Mr. Thomas Sifert CEO of Infineon’s Wireline Communications Business Group. Thomas, perhaps you would like to say a few words.

Thomas Seifert - Infineon Wireline Communications — CEO

     Thank you Jerry. I think this combination accelerates the realization of both companies’ full potential. As you said we are creating one of the largest optical components companies in the world, which speaks volumes about the economic potential of this combination for our customer. We at Infineon feel Finisar is the most effective strategic partner to work with in this process. And there is further evidence of Infineon’s commitment to making this combination successful, and I am very honored to become a member of your board. And we will be very much looking forward to provide guidance and assistance for Finisar moving forward. We are also looking forward to maintain a relationship with Finisar on IC supply and certain manufacturing relationships related to the automotive business.

Jerry Rawls - Finisar Corporation — CEO

     Thank you Thomas. I also look forward to working with you and I am exited about the prospects of this combination. We expect this transaction to close in this calendar quarter of this year. Addition to closing include the approval of Finisar shareholders and customary regulatory reviews, none of which we expect to be a significant issue in completing the transaction. Both Frank Levinson and I have agreed to build our shares that represent about 15% of the total shares outstanding in favor of this transaction. Now turning to slide number eight, you will see a brief history of the Infineon’s Fiber Optic business. This is a company with an impressive category dating back to 1984 when the business was founded with in Seimens. In March of 2000 this group was carved out of Seimens along with the rest of their chip business when it became no one as Infineon. In April of this year the Fiber Optics business was carved out of Infineon as a separate entity. In spite the name changes along the way I think it is important to note, that this business reflects a cumulative investment of more than a 1000 manures of Fiber Optic R & D experience.

Now lets go to slide number nine, which is the Infineon’s Fiber Optics overview. Infineon’s Fiber Optic products can be broadly categorized as two major businesses, a Margils and Components business and an automotive business. Both businesses rely on what will cost datacom product design. Margils and Components include transceivers, transponders and discrete components in a variety of form factors, for applications of the 10 gigabits bits per second. They have also designed two unique product platforms, which address different network bottlenecks. That will cost, bi-directional or bidding transceivers are used to expand bandwidth for Telco access networks. Well they have also developed an extremely high bandwidth Fiber (ph) Optics product called Pirolli (ph) . Infineon’s automotive products include optical transmitters, receivers and transceivers for Plastic Optical Fiber data buses. These optical data buses carrying multimedia and safety system information on a number of high-end automobile models. Infineon’s Fiber Optic business generated total revenues of $32m, in the quarter ended March 31 2004, Margils and Components represented $20m or about 62% of revenues. All the Automotive business segment represented $12m or approximately 38% of the revenues in that area.

On slide number 10, you will see an overview of where these products are used, transceiver and transponder products are designed to target Fiber Channel Storage area networks, that won to 4 gigabits per second. As well as higher speed 10 gigabit per second, transceiver designs for aggregating traffic and both fiber channel and Internet networks. The PAROLI products are ultimately used in equipment, which is deployed in regional metro networks. And BiDi products are low cost transceivers, which address the emerging fiber-to-the-home or Fiber-to-the-Premise opportunity. Slide number 11 is an overview of Infineon Fiber Optic operations. You can see that substantially all design and manufacturing activities take place in Europe. Specifically Munich and Berlin perform R&D and production prototyping for the modules and component section segment with manufacturing taking place in [Inaudible] , Czech Republic. The automotive design and manufacturing takes place in Regensburg, about an hour drive from Munich. There is also a small design facility in Longmont, Colorado; and a sales and marketing office in San Jose at California. Other sales and marketing locations include Tokyo and Hong Kong. In general Infineon Fiber Optics sells its products through the Infineon corporate sales force. As of 03/31/04, Infineon Fiber Optics had approximately 1,200 employees of which 900 were located at the [Inaudible] manufacturing site.

Now with that background I’d like to turn to slide 13 and discuss the rational for doing this transaction. First and foremost in terms of scale, with this combination we will have created a company with optical revenues approaching $90m per quarter. As a result, we believe we will become the largest pure-play optics company in the world with the broadest product offerings. Our companies are surprisingly complementary in many respects. While we overlap to a degree in terms of transceivers for LAN/SAN applications, they bring a wide range of products for other optical communication markets that we don’t currently address. In addition, it turns out there’s surprisingly little overlap with respect to our customer base. Finally, there are a variety of technologies, including over 450 patents and patent applications, which we believe can remind to create new innovative optical communication solutions. We also gain [Inaudible] access to resources within Infineon related to the IC design and fabrication.

Now, if you move to slide 14, it will give you a little more understanding of the optic space from a competitive standpoint. Based on an independent third-party analysis, Finisar is currently ranked as number three in the market with a share of about 8% behind both Agilent and JDS Uniphase, each of which have about 15% of the optical communication front. Infineon is ranked number five at 8%. In fact the optic space gets rather crowded below the top two competitors, which probably speaks to the need for consolidation in the industry. As a result of combining the operations on Infineon and Finisar, we have created the world’s largest pure-play optics company with about 17% of the market. I would add that this analysis was prepared prior to our acquisition of the VCSEL division of Honeywell, which would also add a bit to our share of the total optics market.

If you move to slide 15, it will provide a little more granularity with respect to the results of both companies at the top line. You will notice that the largest overlap is in the LAN/SAN area, where Infineon has revenues of $10.4m and we’re running at $33m per quarter. While it might appear that the Telecomm space is another area where we overlap, the product offerings are in fact much different with most of the Telecomm products in Infineon represented by BiDi or the bi-directional products, which we don’t supply at all. Our Telecomm revenues consist primarily of long-wavelength transceivers that are SONET compliant.

Let’s turn to slide 16. As I mentioned there was some overlap with respect to the LAN/SAN space. However, when you look at the specific customers Infineon sells to and the channels through which they sell, we find that there is very little customer overlap. Based on the results for the most recent quarter, only about 8% of the total revenues are around $3m, overlapped with our customers. Now, let’s turn to slide 17. This shows that our combination is also very synergistic in terms of the underlying technologies being used in each company. For optical semiconductor chips, the addition of Infineon will fill out some of the keyholes in our technology portfolio. One very interesting area for us is the Micromodule Technology, which they have used in the low cost, bi-directional products. The same synergies hold true for transceivers, and transponders at 10 Gigabits per second. Slide 18 provides an overview of this important 10 Gigabit per second product offering, whereas Finisar has focused on developing a leading position for the XFP form factor. Infineon focused on a product offering for XPAK and X2 form factors. As a result, we will consider ourselves to be leading with the XFP. On the other hand, there are going to be multiple 10 Gigabit solutions, which we now have the opportunity to sell in these other form factors. In fact, most of the 10 Gigabit market today consists of transceiver sold with the X2 and XPAK form factor. On in line, we are able to offer one of the broadest pluggable product lines for 10 Gigabit per second applications, which are being embraced by many of the leading telecom system suppliers in designing their next generation system.

Slide 19 provides an overview of the PAROLI product line, which represented a little less than $3m in revenue in the last quarter. This product uses an array of VCSELs for transferring data at very high speeds in a very small form factor. These transmitters and receivers are ideally suited for high-speed backplane applications for telecommunications equipment, particularly switches, high-speed switched, and routers. This product line is in the process of being redesigned in order to be even more cost competitive with high-speed copper solutions, which currently represents the largest portion of the backplane interconnect market. Slide 20 provides an overview of the bi-directional transceiver product, where the Micromodule is used as a SDF primary optical engine. You can see a picture of the Micromodule where a laser dye is mounted on a substrate, edge emitting laser with a prism acting as a 45 degree mirror where the beam is actually reflected out the top of this module, out the top of this picture that you see there through the limbs, the silicon limbs that is mounted on top of the structure, that does the focusing for optical coupling. All of this assembly can be done in a fully automated manufacturing environment, such that the testing of these devices can be done literally at a wafer scale, thousands of them tested at one time. So, the important advantage is edge emitting lasers that can be tested with this, effectively like VCSELs or Vertical Cavity Lasers, it’s an important economic advantage. Then using this as the basis, as the optical engine for the bi-directional transceiver, these Micromodules are mounted inside steel cans, which are then included in housings, so that we can provide transmit and receive over a single fiber with multiple wavelength. So, all of these APONs, BPONs, EPONs that you’ve heard about for this fiber-to-the-home networks, the Micromodule is the heart of what is the leading bi-directional Diplexer and Triplexer product line in the industry, and that comes from Infineon. So, we are very excited about the Micromodules as we go forward.

If you go to slide 21, you will see a bit of description of our new market opportunity for us in providing optical solutions for the automotive industry, as well the fiber-to-the-home. These are areas where we have no product offerings today, and no engagement with customers, but both are areas where Infineon is the leader in the industry. For the picture that is labeled POF, which stands for Plastic Optical Fiber, you will note that higher-end vehicles are incorporating buses for the communication of multimedia and safety systems. And let’s see, BMW uses the MOST, it is a protocol definition MOST and byteflight, another protocol, but they are used for optical communication buses around high-end BMW automobiles. These systems rely on the transmission of data along Plastic Optical Fibers using LED technology. The automotive business segment of Infineon delivers its subassemblies or delivers its assemblies, these transmitters, receivers and transceivers to third parties for integration into larger connector assemblies and wiring harnesses that have been delivered to automotive manufacturers. We believe the market for this segment will grow and we will see increased adoption of similar technologies by manufacturers outside of Europe. R&D and prototyping for this business is performed in Regensburg, Germany just outside of Munich. Production is also in Regensburg, but is performed by Infineon in a highly advanced and automated plant. A very exciting emerging product are these bidirectional transceivers, which are being rolled out by a number of the carriers in the US, that’s Verizon and BellSouth and — but a number of applications in Southeast Asia, in Australia, in Europe, there is a market for bidirectional PONs, transceivers or transmitters is ramping very nicely, according to all the analysts in the industry. Now I’m at the point and this where we are at slide 22, and this where Steve Workman will pick us up and take us through the financial highlight slide.

Stephen Workman - Finisar Corporation — Sr. VP-Fin., CFO

     Thank you, Jerry. Once again, we are expecting to generate revenues of $56m to $58m in our final quarter, which ends tomorrow, April 30. And in addition, we are estimating year-end cash balances to be in the range of $135m to $140m. With regards to previous guidance provided in the company’s — with respect to the company’s expectations for EBITDA and EBIT breakeven. Prior to today’s announcement, we were expecting EBITDA breakeven to occur by the end of our first quarter of fiscal ‘05 ending July, 31 and that’s on approximately $60m to $65m in quarterly revenue. We were estimating EBIT breakeven to occur two quarters later in the final quarter of our fiscal year on $65m to $70m. While the impact of this — the impact of this acquisition will delay EBITDA breakeven by two quarters and EBIT breakeven by one quarter. But I’d also add that the incremental earnings post-synergy will be increased by $4m to $5m per quarter. Our analysis of the synergies involved with combining these two companies are derived from three main areas. One is the removal of corporate overhead, a large corporate overhead at Infineon that will be achieved simply by removing the business from the larger Infineon organization. The second is through improved operating efficiencies and the third is through new product technology, which should lead to new revenues from new product introductions. And with that I’ll — I would also like to add that we believe that the acquisition will have minimal impact on our cash balance going forward. With that I’d like to turn it back to Jerry.

Jerry Rawls - Finisar Corporation — CEO

     We are very excited about this acquisition. We think it is extremely positive for our future and we’ve worked very hard on it and as you can imagine, we’ve been flying back and forth to Germany, we’ve had — we’ve teams of management people visiting in Germany, teams of advisors visiting in Germany. In fact, Steve on this conference call is still in Berlin and he will be coming back to the US tomorrow. So, we put a lot of effort into it, we’ve done a lot of analysis, we believe it is extremely positive for the future for Finisar and its going to make us a much stronger competitor, a much stronger player in this optical communications market. So, we will continue to work on our integration plan and we look forward to the closing of this acquisition in the third quarter of this calendar year. Steve, if you got anything else to add to this?

Stephen Workman - Finisar Corporation — Sr. VP-Fin., CFO

     Actually, [Inaudible] I guess that’s about it.

Jerry Rawls - Finisar Corporation — CEO

     Thank you very much. Thomas have you anything?

Thomas Seifert - Infineon Wireline Communications — CEO

     We’re excited in going forward.

Jerry Rawls - Finisar Corporation — CEO

     Terrific. Great. Thank you very much. It’s now time, Kelly it’s time for any questions and we’ll turn the call back over to you.

QUESTION AND ANSWER

Operator

     Thank you gentlemen. We will now begin the question and answer session. To the analysts who would like to ask a question, please press star then one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star two if you would like to remove your question from the queue. For participants using speaker equipment it may be necessary to pick up handset before pressing the star key. One moment please while we poll for questions.

And our first question is coming Joseph Wolf of Banc of America. Please state your question.

Joseph Wolf - Banc of America — Analyst

     Thanks. I’m curious about two things. One is I was wondering this was the, I guess, the Infineon business that’s one that was known to be available and I’m hoping that you could give us a little bit of insight into the competitive landscape in terms of other companies looking at this asset and how we got to do — how this agreement was reached. Second question is for Steve, it looks to me like, just on a dollar basis that looking at the EBITDA and EBIT numbers that the Infineon business is in the same level of profitability or lack of profitability right now as Finisar, and I’m wondering if you could just give us some measures of profitability of Infineon standalone right now. Thanks.

Jerry Rawls - Finisar Corporation — CEO

     I’ll address the first one with respect to competition, I’ll allow Thomas to comment, if he would like and then I’d expect Steve to talk a little bit on your second question Joseph. You know the Infineon Fiber Optic Group was a highly desirable group with impressive technology, large patent portfolio, large 8% revenue in the total market. So it was a desirable entity and there was — you know in my view there was a lot of companies in the industry that were very interested. So, we’re merely one of them. Thomas any comments from your standpoint.

Thomas Seifert - Infineon Wireline Communications — CEO

     No. We were in discussion with quite a number of interested parties but as I said in the beginning, we found in Finisar the excellent strategic partner to make this consolidation and industry work, and that’s why we decided to move forward here together with Finisar.

Jerry Rawls - Finisar Corporation — CEO

     Steve, you want to take the profit issue?

Stephen Workman - Finisar Corporation — Sr. VP-Fin., CFO

     Yes. I think it would be probably not as instructed to talk about the losses within Infineon, I think you’re talking about a small division within a very large company. The corporate allocations in this case are not very exact. So, I don’t think the cost structure post-synergy looks different just a result of digging this business out of Infineon alone, not that Infineon was doing anything wrong that’s usually what happens in these cases. I think of the synergies that we’ve identified, in fact, about a third of them are probably related to corporate allocation. I would also point out that the synergies that we’ve identified, you know probably, to get to that $4m to $5m per quarter savings certainly, you know, over half, I will say at this point, maybe two thirds are probably achievable after one year. But it is fair to say the business with Infineon has been losing money and we hope the combination here will help both in terms of scale, as well as profitability going forward.

Jerry Rawls - Finisar Corporation — CEO

     Steve, let me correct the statement there. I think we’re expecting a lot more of the synergies to occur after one quarter not after one year.

Stephen Workman - Finisar Corporation — Sr. VP-Fin., CFO

     While there is a lot of synergies that are planed as I mentioned with respect to — that are primarily related to corporate allocations, those tend to drop off very early on. You know some of the other — we see most of it will pass to, that we can take to realize from operating efficiencies here and realize the full potential of this combination. We continue to evaluate those patterns, but once you get beyond the low hanging fruit, if you will, of the corporate overhead, from that point forward there is a fair amount of the total synergies that are in fact realized in the first full year. Okay.

Joseph Wolf - Banc of America — Analyst

     Just a quick market related question. Are there any directional colors on the share price of Finisar related to this field?

Stephen Workman - Finisar Corporation — Sr. VP-Fin., CFO

     No, they are not. Obviously, I think Thomas can comment here with a large investor like Infineon, obviously there, and with — I have an active involvement with the company. I think they are going to be interested in seeing the stock price improve going forward. There is some lock up associated with this transaction, but I think this is not — I don’t think Infineon is in need of cash at this point in time.

Joseph Wolf - Banc of America — Analyst

     Thank you.

Operator

     Thank you. Our next question is coming from John Harmon with Needham & Company. Please state your question.

John Harmon Analyst

     Hello. Good afternoon, and I guess to see [Inaudible] . My first question regards the number of fabs you have. You have one in Northern California and you probably have to build one in Texas for the Honeywell acquisition, and I believe Infineon makes that on VCSELs. What could you do to consolidate the number of fabs you have?

Jerry Rawls - Finisar Corporation — CEO

     Well, in fact, there is actually four. There is one in Munich, we’ve one in Richardson, we’ve one in Fremont, California, and Infineon owns a 56% interest in a laser fab in Taiwan. So, there clearly are some overlaps in terms of the products that are produced. They are, VCSELs are produced in Munich, VCSELs are produced in Richardson. Edge emitting lasers are produced in Fremont, edge-emitting lasers are produced in Munich. And all of these devices, I mean, photo detectors and VCSELs, and edge emitters are all planned by Infineon to be produced at their PAROLI subsidiary in Taiwan. So, the only thing I would comment at this point John, is that it’s going to take some analysis to try to go put together the best-of-breed locations, and try to produce our optical semiconductor devices as efficiently and cost effectively as possible. But I think there’s a lot of opportunity here for achieving economics.

John Harmon Analyst

     Okay, thank you. And secondly with the acquisition, are you picking up any other than your new Board member. I mean, any significant management, you had your own management breadth to run this business?

Jerry Rawls - Finisar Corporation — CEO

     Well, we had mentioned that a little bit earlier. I think, but that’s one of the real positive things about the Infineon group is that they have a very, what we view is a very strong management team. A group of bright, energetic, knowledgeable people, who are customer focused, some great technologists. We really think they have a very strong management team. So, we would not undertake an acquisition like this in a location that’s far away, if we didn’t have a really strong management team to help us with the whole consolidation and the whole integration process, but we’re really pleased with the group that we found.

John Harmon Analyst

     Okay, thank you. I realize this is a sensitive issue, but are there any big customers of this business, and your 10% customers you can talk about?

Thomas Seifert - Infineon Wireline Communications — CEO

     Well, there is probably one customer in the mix, and we won’t identify them. There is probably one customer in this mix who would end up being a substantial key of the business. They might represent even a 10% customer for Finisar potentially, but after that — no, other than that. And I would hesitate to, I don’t think I would want to identify that customer at this time.

Jerry Rawls - Finisar Corporation — CEO

     John. One of the things that’s really interesting about this combination though is that where we’re strongest in North America in terms of our sales. Infineon is probably strongest in Europe and in Asia. So, it’s really, we talked earlier on the slide about how we had such little overlap in terms of our customers, but I think it’s really positive that we really do serve substantially different markets to this point, and now what we’ll do as a combined company will give us much greater market breadth.

John Harmon Analyst

     Okay, thank you. And I believe you said most of the headcount is manufacturing personnel in Czechoslovakia?

Jerry Rawls - Finisar Corporation — CEO

     That’s correct.

John Harmon Analyst

     With Czechoslovakia joining the European Union, it conceals while there would be some headcount reductions envisioned, is it difficult to reduce your headcount in Czechoslovakia, as it say would be in Germany?

Jerry Rawls - Finisar Corporation — CEO

     Well, reducing headcount in any location is a difficult process and it is the one that you take very seriously and you step carefully, and I wouldn’t describe the Czech Republic is being one of those places that has onerous labor laws or onerous labor unions or any that sort of stuff but there is a major — one of our goals would be to make sure that we are, we are careful, we are considerate and that we step carefully in terms of any consolidation.

Stephen Workman - Finisar Corporation — Sr. VP-Fin., CFO

     Yes. I would also like to add that there is a pretty close relationship between operations in Berlin and operations in Trutnov, I think there is some advantages with respect to the distance involved in that economic relationship as opposed to just finding the very lowest cost place of manufacturing.

John Harmon Analyst

     Okay. Fine. Last one. I missed a bit of your guidance at the beginning. You said your network test business is going to do eight, you expect to do $8m this quarter?

Jerry Rawls - Finisar Corporation — CEO

     That is correct.

John Harmon Analyst

     And total revenue guidance was inside $55m?

Jerry Rawls - Finisar Corporation — CEO

     The original guidance was $55m to $60m. We are now saying $56m to $58m.

John Harmon Analyst

     And this is a little off topic, but it seems like your new network test products are really gaining traction. Are you expecting this type of momentum to continue?

Jerry Rawls - Finisar Corporation — CEO

     Well, we are very hopeful. I mean we have engaged with a whole series of new customers with our NetWisdom product and the momentum behind our 4 Gig analyzers in the fiber channel market are really been impressive this quarter. So, we are very hopeful that that momentum will continue.

John Harmon Analyst

     Okay. Thank you and congratulations.

Jerry Rawls - Finisar Corporation — CEO

     Thank you John.

Operator

     Our next question is coming from Dennis Gallagher with Schwab SoundView. Please state your question.

Dennis Gallagher - Schwab Soundview — Analyst

     Good evening. I guess most of my questions have been asked. I just want to hang on two things. I mean, just following on John Harmon’s last question about the test and measurement business. With the fairly significant swing and mix in this last quarter, is it reasonable to assume that the EPS would perhaps outdo your guidance?

Jerry Rawls - Finisar Corporation — CEO

     Well Dennis. I don’t think we are going to go there, but I think we are going to stop with the topline, I think we are close to that, we don’t have to wait that long to find out. I think we’ll leave it at that.

Dennis Gallagher - Schwab Soundview — Analyst

     Okay. Secondly, then — in terms of doing — embarking on this consolidation, at this point, as you look out, what is the biggest consolidation challenge here?

Jerry Rawls - Finisar Corporation — CEO

     I would view the consolidation challenge really, it is the management team actually, with the Infineon business I think that together with Finisar, this is going to help move this thing forward. By the way, with respect to decisions that will be made, obviously this isn’t just a — there is not just a one geographic focus here, we are looking at the entire combination to see where we can do that with respect of achieving operating efficiencies. I think the management to that certainly would be a challenge but I think there is a talented group here to help handle that.

Stephen Workman - Finisar Corporation — Sr. VP-Fin., CFO

     Yes. I think, Dennis, the challenge for us would be to try to make sure we really do make best of breed decisions regardless of the geography or which organization that particular activity is part of, and we have got to understand carefully the capabilities and the technologies and the skills of the people at each one of these locations and just to be careful about making those decisions and I think that’s to me is the most challenging part of it.

Dennis Gallagher - Schwab Soundview — Analyst

     And have you talked with any majority of Infineon’s leading customers already.

Jerry Rawls - Finisar Corporation — CEO

     Yes.

Dennis Gallagher - Schwab Soundview — Analyst

     And what kind of feedback did you get?

Jerry Rawls - Finisar Corporation — CEO

     Well. We haven’t talked to them as backup. As part of the process of acquiring an important business like this, the due diligence one of the due diligence items is to call customers who represent a substantial portion of their sales and to talk to them about the relationships, now. We didn’t call those customers and make an announcement that we are doing a transaction because that due diligence was done prior to the announcement. So, all I can tell you is this the customer calls we made, we got positive responses. We had customers that were large companies, who were discriminating companies about their suppliers, who were enthusiastic about doing business with Infineon. We were really pleased with the results of those calls. Now there is the next shooter drop for us, I guess with respect to customers is to go visit some customers and assure them that we are going to continue to support their activities and we are going to still be a great supplier like Infineon has been in the past.

Dennis Gallagher - Schwab Soundview — Analyst

     Okay, that sounds very good. Thank you very much.

Jerry Rawls - Finisar Corporation — CEO

     Thanks, Dennis.

Operator

     Once again, ladies and gentlemen, if you would like to ask a question, please press star one on your telephone keypad. And as a remainder, if you are using speaker equipment, it will be necessary to pick up your handset before pressing the star key. Our next question is coming from Eddie Woo with CIBC World Markets. Please state your question.

Eddie Woo - CIBC World Markets — Analyst

     Hi, good afternoon, gentlemen. Congratulations. I only have a couple of quick questions left. First of all, what do you expect the overall gross margin impact to be on a forward-looking basis with a combined company? And question two would be, what is the current growth rate of the auto and fiber-to-the-home business at Infineon.

Jerry Rawls - Finisar Corporation — CEO

     Steve, you want to take those?

Stephen Workman - Finisar Corporation — Sr. VP-Fin., CFO

     Okay. With respect to gross margins, I think this is a business, obviously, I don’t think our module manufacture is necessary to support gross margins of 50%. And so you have a — you got a mix of product here that perhaps is low margin, you’ve got a capability though with respect to a 10 gigabit product platform, where I think higher margins could be generated. At the end of the day, I think this is a business where it’s certainly equal to our gross margins going forward. I think there is a lot of synergies if you look below the gross margin line. Obviously if you look at our P&L, one of the areas where we struggled is R&D as a percent of revenue. I think, as a result of this, as a result of some growth and going forward, we think there is some opportunities to get that down into an area that’s certainly closer, a lot closer to our target of 15% or below. And when you look at sales and marketing also, the customers themselves may not be overlapping, but certainly the manner in which you go touch customers is very synergistic. So I think there is a lot of synergies below the gross margin level, which are where we are realizing a lot of the synergies going forward.

Jerry Rawls - Finisar Corporation — CEO

     Let’s see, with respect to growth rates, our expectation is that, this is in the automotive market, this is the implementation of these optical buses is in its infancy and we are expecting, at least the projections are that they will be somewhere between a 15% and 25% per year growth in revenues for the next several years and hopefully implementation over a much broader range of automobiles, but different automobile manufacturers. With respect to the fiber-to-the-home market, well, you can find analysts that will tell you that’s it going to blow the roof off. So, the real question is, what is reality? We are optimistic, we think it’s going to grow, we think — we know there is lots of activity in Japan and China and Korea, Australia, Europe. There has been a lot of focus on the big RBox in the US. But there are, there are clearly lot of people who would predict that the growth rates are going to be exponential. We are very optimist that they are going to be strong and we can hope that they will be of exponential.

Stephen Workman - Finisar Corporation — Sr. VP-Fin., CFO

     Yes, just to underscore Jerry’s point on the Box (ph) business, obviously this is a business that should go obviously much faster than the automobile industry. I think the number of models of automobiles that were plastic optical fibers plan to be used should allows for that business to grow by a healthy amount, perhaps 15% to 20% a year.

Eddie Woo - CIBC World Markets — Analyst

     Great. Thank you. Congratulations again.

Jerry Rawls - Finisar Corporation — CEO

     Thanks Eddie.

Operator

     Thank you. Gentlemen, at this time there are no further questions.

Jerry Rawls - Finisar Corporation — CEO

     Well, for all of those of you who tuned in today, I thank you very much. It is an exciting announcement for us and Thomas and Steve and I have all — we are all on a high because we worked so hard to pull this transaction together and we are so optimistic that we are creating here a real optical communications powerhouse. So, thank you again and I look forward to talking to most of you at our next quarterly conference call. Good day.

Operator

     Thank you. This concludes the Finisar acquisition announcement conference call. Thank you. You may all disconnect your lines at this time.

     The following powerpoint presentation, dated April 29, 2004, has been made available to the public on Finisar Corporation’s website. The presentation was used as a visual aid in the conference call hosted by Finisar on April 29, 2004 to discuss the proposed acquisition by Finisar of the fiber optics business unit of Infineon Technologies AG:

F Acquisition of Infineon Technologies' Fiber Optics Business "Creating the Largest Pure-play in Optics" April 29, 2004

Safe Harbor Under the Private Securities Litigation Act of 1995 Except for historical information, the matters discussed in this presentation contain forward-looking statements regarding future trends or events that involve risks and uncertainties. Please be aware that these statements are only predictions and that actual events or results may differ materially. The Company is required to file documents from time to time with the Securities and Exchange Commission. These documents identify important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Please refer to the Company's Form 10-K and other interim reports as filed with the Securities and Exchange Commission for a discussion of those risk factors. The Company assumes no obligation to update the information in this presentation.

Agenda Finisar FY Q404 Revenue Update Transaction Overview Transaction Summary Overview of IFX FO Transaction Rationale Financial Highlights Summary and Q&A

Finisar FY Q404 Revenue Update

Finisar

Annual ($MM)
$200
$150
$100
$50
$0
$67.1
$188.8
$147.3
$166.5
$20.4
$30.5
$34.9
$29.6
FY00
FY01
FY02
FY03
Quarterly ($MM)
Estimate
$56-$58
$60
$50
$40
$30
$20
$10
$0
$47.0
$40.9
$38.7
$39.8
$39.4
$42.8
$46.4
Estimate
$8.0
$7.8
$8.7
$6.8
$6.4
$5.2
$6.4
$5.7
Q103
Q203
Q303
Q403
Q104
Q204
Q304
Q404
Optics
Network Tools

5

Annual ($MM) Quarterly ($MM) Finisar FY Q404 Revenue Update (FY Ending April 30) Optics Network Tools Network Tools Optics Q103 7.77 39.277 Q203 8.69 32.213 Q303 6.818 31.929 Q403 6.358 33.427 Q104 5.243 34.189 Q204 6.4 36.4 Q304 5.7 40.7 Q404 8 50 $47.0 $40.9 $38.7 $39.8 $39.4 $42.8 $46.4 Estimate $56-$58 Estimate $8.0 $5.7 $6.4 $5.2 $6.4 $6.8 $8.7 $7.8 Network Tools Optics FY00 20.373 46.774 FY01 30.467 158.333 FY02 34.932 112.334 FY03 29.636 136.846 $29.6 $34.9 $30.5 $20.4

Transaction Overview

Transaction Summary Strategic Rationale Creates largest pure-play optical components company Expands addressable market and geographic presence Broadens technology portfolio Structure and Consideration 135MM shares of Finisar common stock ($263MM as of 4/28/04) 38% of pro forma ownership Cash and debt free Management and Governance Thomas Seifert, CEO Infineon Wireline Communications, to join Finisar's Board Retain key IFX FO management Timing Estimate closing in calendar Q304 Finisar shareholder approval required Jerry Rawls and Frank Levinson have agreed to vote their shares in favor of the deal (representing 15% of basic shares outstanding)

History of IFX FO 1984 - Founding as optical component division of Siemens in Munich 1986 - First BiDi module samples delivered to customers 1994 - First VCSEL emitting arrays demonstrated 1997 - Integration of FO into Siemens Semiconductor Group 1998 - First MOST samples delivered to the car industry 2001 - First GaInNAs VCSEL @ 1310nm demonstrated 2004 - Carve-out of FO from Infineon Technologies AG 1,000 man-years of fiber optic R&D experience

Product Overview Modules and Components POF 850 SFx 850/1310 9-pin 1310nm FP/DFB SFx Plastic fiber transceivers Products % of revenue (FY Q204A) 62% 38% Applications Datacom (LAN / SAN) Telecom Fiber-to-the-Home/Premise (FTTx) Automotive - MOST - byteflight Typical customers OEMs, EMS, distributors Automotive connector suppliers 10Gig (XPAK, X2, XFP) PAROLI modules BiDi transceivers

Market Applications

Transceivers

PAROLI

BiDi

POF

Regional Metro Area Network

Local Access

LAN / SAN

FTTx

Add/Drop Multiplexer
ATM/SDH/SONET
Add/Drop
Multiplexer
Optical Line
Termination
PON
Passive
Splitter
Optical
Network Unit

10

Market Applications Add/Drop Multiplexer ATM/SDH/SONET Optical Network Unit Optical Line Termination PON Add/Drop Multiplexer Passive Splitter Transceivers BiDi PAROLI POF Regional Metro Area Network Local Access FTTx LAN / SAN

Finisar

Overview of IFX FO Operations

Berlin – Headquarters
› Marketing
› R&D
› Production Wafer Assembly and Pilot Lines
Trutnov, Czech Republic
› Production Assembly and Testing
Longmont, CO
› R&D Transceiver
San Jose
› Marketing
› Application Engineering
Munich
› Production Wafer
› R&D Optochips
Hsinchu, Taiwan
Parolink
› Production Optochips
Tokyo
› Marketing
› Application Engineering
Regensburg, Germany
› Production POF
› Marketing POF
› R&D POF

11

Overview of IFX FO Operations San Jose Marketing Application Engineering Longmont, CO R&D Transceiver Berlin - Headquarters Marketing R&D Production Wafer Assembly and Pilot Lines Trutnov, Czech Republic Production Assembly and Testing Regensburg, Germany Production POF Marketing POF R&D POF Munich Production Wafer R&D Optochips Tokyo Marketing Application Engineering Hsinchu, Taiwan Parolink Production Optochips 11 ? ? ? ? ? ? ? ?

Transaction Rationale

Finisar

Building an Optical Powerhouse

Scale

Diversification

- End markets: automotive, Datacom, and telecom
- Customers
- Distribution channels

Technology

"Creating the Largest Pure-play in Optics"

13

Scale Diversification Technology Revenue ($90MM per quarter pro forma) Largest optical pure- play Broadest Datacom product offering End markets: automotive, Datacom, and telecom Customers Distribution channels Micromodule 1300nm VCSEL BiDi's Plastic Optical Fiber IP (450 patent families) IC design capability "Creating the Largest Pure-play in Optics" Building an Optical Powerhouse

Finisar

Creating the Largest Optical Pure-play

Stand Alone	Pro Forma
Agilent – 15.1%	Finisar and IFX FO – 16.5%
JDSU – 14.5%	Agilent – 15.1%
Finisar – 8.4%	JDSU – 14.5%
Bookham[(1)] – 8.4%	Bookham[(1)] – 8.4%
IFX FO – 8.1%	Sumitomo – 8.0%
Sumitomo – 8.0%	Furukawa – 5.5%
Furukawa – 5.5%	Mitsubishi – 4.4%
Mitsubishi – 4.4%	NEL – 4.1%
NEL – 4.1%	

(1) Proforma for New Focus

Source: RHK, January 2004, Global Optical Component Market

Source: RHK, January 2004, Global Optical Component Market

14

Creating the Largest Optical Pure-play Agilent - 15.1% JDSU - 14.5% Finisar - 8.4% Bookham(1) - 8.4% IFX FO - 8.1% Sumitomo - 8.0% Furukawa - 5.5% Mitsubishi - 4.4% NEL - 4.1% Stand Alone Finisar and IFX FO - 16.5% Agilent - 15.1% Bookham(1) - 8.4% JDSU - 14.5% Sumitomo - 8.0% Furukawa - 5.5% Mitsubishi - 4.4% NEL - 4.1% Pro Forma Source: RHK, January 2004, Global Optical Component Market $48 - 50MM per quarter from Finisar (excludes Network Tools) $32 - 35MM per quarter from IFX FO (1) Pro forma for New Focus Source: RHK, January 2004, Global Optical Component Market Market share data represents revenue for quarter ending September 30, 2003

Finisar

Revenue Diversification

$ in millions per quarter
$100
$75
$50
$25
$0
$32
$56-$58
$88-$90

	IFX FO Qtr. Ending 3-31-04A	Finisar Qtr. Ending 4-30-04E	Combined
PAROLI	$2.6	$0.0	$2.6
FTTx (BiDi)	2.6	0.0	2.6
Automotive (POF)	12.3	0.0	12.3
Telecom	4.0	3.0	7.0
Metro	0.0	13.0	13.0
LAN/SAN	10.4	33.0	43.4
Network Tools	0.0	8.0	8.0

15

Revenue Diversification $ in millions per quarter $32 $88-$90 $56-$58

Finisar

Complementary Customers

$2.7MM (8%)
$29.2 MM (92%)
Unique to IFX FO
Overlapping

Minimal Overlap: Only 8% of IFX FO Revenues(1)

16

Minimal Overlap: Only 8% of IFX FO Revenues(1) Unique to IFX FO 29.2 Overlapping 2.7 MM (8%) MM (92%) Complementary Customers (1) Based on data from latest actual quarter Source: Finisar estimates

Finisar

Complementary Technologies

Chip capability

	Finisar	IFX FO	Combined
Laser	◑	◕	●
Photodiodes	◕	◑	●
Micromodule elements	○	●	●
Si / SiGe ICs	●	◑	●

Transceiver / transponder

	Finisar	IFX FO	Combined
BiDi	○	●	●
Automotive	○	●	●
GBIC	●	○	●
SFP / SFF	◕	◑	●
XFP / XAUI	◑	◑	●

17

Chip capability Transceiver / transponder Complementary Technologies Laser Photodiodes Micromodule elements Si / SiGe ICs BiDi Automotive GBIC SFP / SFF XFP / XAUI Finisar IFX FO Combined Finisar IFX FO Combined

Finisar

Leading 10Gig technology

XPAK	X2	XFP

IFX FO (XPAK, X2)

IFX FO and Finisar (XFP)

18

Leading 10Gig technology Combination creates broad 10Gig pluggable product offering Leverages Infineon's leading 1300nm DFB technology Telecom system providers are designing with pluggable optics IFX FO IFX FO and Finisar XPAK X2 XFP

Finisar

Parallel Optics (PAROLI)

PAROLI	PAROLI applications

Switch card
Optical backplane
Line card
Bay 3
Bay 2
Bay 1

19

Parallel Optics (PAROLI) For high-speed back-plane applications Transports up to 40Gbps in the same space as standard transceivers Introduction of PAROLI 2 competes with today's copper solutions PAROLI PAROLI applications Bay 1 Bay 2 Bay 3 Line card Switch card Optical backplane

Finisar

BiDi transceivers for FTTx applications

Tx signal
Rx signal
Fiber
Micromodule

20

Micromodule Technology Can Also Be Applied to LW and WDM Transceiver Products BiDi transceivers for FTTx applications Tx signal Fiber Rx signal Micromodule

Address New Markets in Automotive and FTTx Represents more than 38% of IFX FO's revenue as of the latest actual quarter Leading market share in two industry standards: MOST and Byteflight High-volume, highly automated manufacturing process BiDi components for the emerging FTTx market Applicable for all major standards: A/BPON, EPON, GPON Products optimized to meet the low cost requirements of the market POF BiDi

Financial Highlights Pre-closing Finisar $56 - 58MM in FY Q404 $135 - 140MM estimated cash balance as of April 30, 2004 EBITDA* breakeven: FY Q105 at $60 - 65MM per quarter EBIT* breakeven: FY Q405 at $65 - 70MM per quarter Post-closing pro forma results EBITDA* breakeven: FY Q305 at $95 - 100MM per quarter EBIT* breakeven: FY Q106 at $100 - 105MM per quarter Incremental $4 - 5MM EBIT* per quarter post synergies Synergies include corporate allocations, operating efficiencies, new products Transaction results in minimal cash impact *Based on non-GAAP results

Summary and Q&A

Finisar

Building an Optical Powerhouse

Scale

Diversification

- End markets: automotive, Datacom, and telecom
- Customers
- Distribution channels

Technology

"Creating the Largest Pure-play in Optics"

24

Scale Diversification Technology Revenue ($90MM per quarter pro forma) Largest optical pure- play Broadest Datacom product offering End markets: automotive, Datacom, and telecom Customers Distribution channels Micromodule 1300nm VCSEL BiDi's Plastic Optical Fiber IP (450 patent families) IC design capability "Creating the Largest Pure-play in Optics" Building an Optical Powerhouse

     On June 3, 2004, Finisar Corporation hosted a conference call with the investment community to discuss Finisar’s fourth quarter earnings. The audio reply of the conference call has been made available to the public on Finisar’s website. The text of the transcript of the conference call follows:

FNSR — Q4 2004 Finisar Earnings Conference Call

CORPORATE PARTICIPANTS

Jerry Rawls
Finisar Corporation — President & CEO

Steve Workman
Finisar Corporation — SVP, Finance, CFO & Secretary

CONFERENCE CALL PARTICIPANTS

Subu Subrahmanyan
Sanders Morris Harris Group — Analyst

Eddie Woo
CIBC World Markets — Analyst

Dennis Gallagher
Schwab SoundView Capital Markets — Analyst

John Harmon
Needham & Co. — Analyst

Joseph Wolf
Banc of America Securities — Analyst

Shaw Wu
American Technology Research — Analyst

Jane Dragone
Solay Securities — Analyst

Tom Curlin
RBC Capital Markets — Analyst

PRESENTATION

Operator

Good afternoon. My name is Kellie and I will be your operator today. I would like to welcome everyone to the Finisar fourth quarter and year-end financial results conference call. Jerry Rawls, President and Chief Executive Officer for Finisar and Steve Workman Chief Financial Officer will be hosting this call. All lines have been placed on a listen-only mode to prevent any background noise.

After the speakers’ remarks there will be a question and answer session. And questions will be taken from analysts who follow the company. To queue up for a question at any time during the presentation please press the star and the one key on your touch-tone telephone. Mr. Rawls and Mr. Workman, you may begin your conference.

Jerry Rawls—Finisar Corporation—President & CEO

Thank you, Kellie. And thanks to all of you for tuning into our conference call today. A replay of this call should appear on our website within eight hours and will remain there until our earnings conference call. An audio replay will be available for two weeks by calling (877)660-6853, for domestic, or (201)612-7415 for international; and typing in the conference I.D. number, 103506.

As usual I need to remind all of you that any forward-looking statements in today’s discussions are subject to certain risks and uncertainties and such statements are merely predictions. Actual events and results may differ materially from these forward-looking statements due to a number of risks and uncertainties which are discussed in the company’s annual 10-K and quarterly 10-Q filings.

There are several topics we would like to discuss today. Those topics include a discussion of our financial results for the quarter, our outlook for the coming fiscal year, and a brief update on the timing and impact of the acquisition of Infineon’s fiber optic business. On April 30 we completed our fiscal year 2004, which was our 16th year of operation.

Our total revenues for the year were $185.6 million. That was up 11 percent over fiscal year ‘03 and was our second largest fiscal year in the history of the company. I think our revenues for the fourth quarter attest to our position as one of the premier suppliers of optical solutions in the datacom industry. While we also work to establish a beachhead within the telecom market.

Total revenues of $57 million were right in the middle of the $56 to $58 million guidance we provided when we announced the acquisition of Infineon’s fiber optic business. This revenue level is up 23 percent on a sequential basis from $46.4 million in the third quarter and 43 percent from $39.8 million in the fourth quarter of the prior year.

Total revenues from the sale of Optical Subsystems of $48.6 million in the fourth quarter, were up 19 percent on a sequential basis, from $40.7 million in the third quarter, and were up 46 percent from $33.4 million in the fourth quarter of the prior year.

Revenues for the quarter included $6.8 million from our new Advanced Optical Components division, which is the ex Honeywell VCSEL business that we acquired in March. Excluding the impact of this acquisition total optics revenues of $41.8 million were up 3 percent on a sequential basis from the third quarter, and 25 percent from the fourth quarter of the prior year. Within Optics we saw a significant increase in our LAN/SAN business, offset in part by a sequential decrease in revenues from our metro product lines.

LAN/SAN revenues totaled $32.8 million, or $26 million if we exclude Advanced Optical Components. The $26 million represents a sequential increase of 15 percent from $22.6 million in the third quarter. In the absence of gaining any market share this kind of sequential growth rate would appear to exceed most industry forecasts for the LAN/SAN market. That is a data point that needs to be considered when discussing our outlook for the upcoming quarter ended July 31.

Metro access revenues of $13.8 million for the fourth quarter were down 12 percent from $15.8 million in the third quarter. Most of the weakness was in multiple wavelength products. We believe this may have been the result of an over-order situation in the third quarter that ended January 31. CATV revenues were down quarter-to-quarter while we were adding new features to our digital return transmitter product.

Longer distance, point-to-point metro solutions, showed a healthy increase in the quarter versus Q3. Revenues from SONET telecom applications were $2 million in the quarter, which is about the same as the third quarter. We believe we are making progress on this important market segment and hope that our acquisition of Infineon will help us further penetrate the telecom market.

Sales of network test and monitoring systems of $8.3 million in the fourth quarter, were up 47 percent on a sequential basis from $5.7 million in the third quarter, and 31 percent from $6.4 million in the fourth quarter of the prior year. Revenues this quarter were helped by the introduction of the Xgig Analyzer for 4 Gigabit Fibre Channel applications and an enthusiastic customer reception to our NetWisdom system for monitoring and analyzing storage area networks.

We are optimistic about the prospects for Network Tools and believe this quarter represents the inflection point for a ramp in sales.

You can find a historical breakdown of our revenue numbers including the most recent quarter on our Investors Page at www.finisar.com. Click on Investors, click on Presentations and you will see a folder entitled, Revenue Breakdown by Market Application.

We had one 10 percent customer during the quarter as compared to two 10 percent customers last quarter. Our top three customers comprised 38 percent of total revenues as compared to 45 percent in the third quarter. And our top ten customers accounted for approximately 63 percent of total revenues as compared to 71 percent in the third quarter. Now I’ll let Steve walk you through the P&L statement before we address the outlook.

Steve Workman— Finisar Corporation—SVP, Finance, CFO & Secretary

Thank you, Jerry. We’ll discuss our results on a non-GAAP basis first and then highlight some of the differences in our GAAP statements, most of which are related to non-cash or restructuring charges.

To start with, our gross margins on a non-GAAP basis were 21.9 percent in the fourth quarter versus 22.1 percent in the third quarter and 27.1 percent in the prior year.

In comparing our results for the third quarter, the higher margins that we would see normally from our Network Test and Monitoring business were offset by an increase in sales of lower margin products for LAN/SAN applications. Revenues for LAN/SAN applications represented 62 percent of total Optics revenues in the fourth quarter, excluding the effect of Honeywell, versus 55 percent in the third quarter.

Total operating expenses of $24.9 million were up $3.5 million from $21.4 million in the third quarter. About $1.1 million of that increase was related to the acquisition of Honeywell’s Fiber Optics business during the quarter.

R&D expenses of $14.7 million were up $1.6 million from $12.9 million in Q3, of which Honeywell or Advanced Optical Components, as they are known now, accounted for about half of the increase.

The remaining $800,000 increase was primarily related to higher than anticipated yield losses associated with the introduction of a number of new products.

Our R&D expense tends to be a little volatile in this regard and I think it’s important to point out that Finisar has cultivated a reputation of being very responsive to our customers in terms of our ability to deliver new products in volume at an earlier point than most other companies. That responsiveness sometimes comes at a price and it appears that we paid that this quarter. At the same time we realize that at 25 percent of revenue, R&D expense needs to be considerably lower, at least as a percentage of revenues. We’ll come back to that subject in a moment with respect to our guidance. We can assure you that we remain very much committed to our profitability goals for this coming year in terms of being EBITDA breakeven in the early part of the fiscal year and EBIT break even later in the fiscal year.

Sales and marketing expenses of $6.3 million were up $1.4 million from $4.9 million in Q3, about flat as a percentage of revenue. Most of this increase was related to an investment in sales and marketing efforts within Network Tools where we heavily promoted a number of new products during the quarter.

G&A expense of $3.9 million in the quarter was up slightly from $3.7 million in Q3.

An operating loss of $12.5 million in the quarter was about $1.0 million higher than the prior year quarter as higher gross profits were more than offset by higher operating expenses.

Interest expense, net of interest income of $1.5 million and the other expense $0.2 million was about the same as Q3.

The net result was a non-GAAP loss of $14.2 million, or $0.06 per share.

Our financial results under GAAP reflect a number of other costs related to purchase accounting, merger related retention-incentives, non-cash stock option accounting and non-cash charges for impairments and long run assets. A reconciliation of our results on a pro forma or non-GAAP and a GAAP basis is provided in the earnings release.

To highlight some of the key differences the total amount of items excluded from our non-GAAP results totaled $10.3 million for the quarter, most of which were non-cash charges.

Those non-cash charges included $6.2 million for acquired in process R&D related to the acquisition of Honeywell’s VCSEL business, $5.2 million related to the amortization of the prior developed technology from that acquisition, as well as prior acquisitions and $1.0 million of ongoing amortization associated with a debt discount related to the issuance of our convertible subordinated notes. These were offset in part by the use of materials previously written off totaling $2.2 million in the quarter.

Our operating results including these and other non-cash charges under GAAP, was a loss of $24.5 million, or $0.11 cents per share for the fourth quarter. Our cash balance at the end of April was $143.4 million. That’s down $83.3 million from $226.7 at the end of January. That decrease reflects the payment of $75 million for the purchase of the Honeywell VCSEL business unit and $8.3 million for all other items. That cash burn was within our guidance of $5.0 to $10 million for the quarter. Trade receivables were about flat with last quarter on an absolute basis but reflect a decrease in DSOs from 57 days last quarter to 48 days in the most recent quarter.

Inventory increased by $7.2 million of which about $3 million was related to the acquisition of the Honeywell VCSEL business. At these levels annual inventory turns are a little over five times. Total amount of debt appearing on our balance sheet totals $228.4 million comprised of $150 million in convertible notes due 2010 with an interest rate of 2.5 percent, $100 million in convertible notes due 2008 with an interest rate of 5.25 percent, offset by $21 million in unamortized debt at this point.

With that I will turn it back to Jerry.

Jerry Rawls—Finisar Corporation—President & CEO

Thank you, Steve. Now I’d like to provide some guidance for our future revenues. This guidance is based on our backlog position and our customer forecasts.

First, taking into consideration the fact that our LAN/SANs revenues in the most recent quarter were ahead of industry forecasts, our outlook for our top line going forward is for Optics to grow from $48.6 million in Q4 to a range of $49 to $54 million in Q1.

Growth next quarter will come as a result of a full quarter of revenue from Advanced Optical Components and a 3 to 8 percent increase across all other optical product lines. With respect to Network Tools, we continue to be optimistic and believe first quarter revenues will be $8.5 to $9.5 million. That puts our total revenue guidance at $58 to $63 million for Q1 ‘05 versus $58 million in the quarter just ended.

During the rest of fiscal year ‘05 we believe revenues can ramp to a range of $70 to $80 million per quarter by the fourth quarter with $60 to $68 million coming from Optics and another $10 to $12 million from Network Tools. An Optics revenue of $64 million by the end of fourth quarter equates to an annual growth rate of almost 30 percent over the quarter just ended. That growth will be driven by a 25 to 30percent increase in our LAN/SAN and metro business and even faster growth in the telecom market.

In the past we have discussed a number of new products that were in our NPI or new product introduction pipeline. A significant number of these products are expected to transition to manufacturing in the next couple of quarters and contribute to our top line growth. Products for 10 Gigabit applications are particularly important as we look forward to the end of fiscal year ‘05.

We are currently in qualification at 50 customers with our 10 Gigabit XFP transceivers. Some of these are telecom equipment builders who are designing pluggable optical solutions at OC-192 into their next-generation systems. Ten Gigabit sales become a significant part of our story as we look forward into calendar 2005.

In the near term, the Fibre Channel industry is working through a transition from 2 Gigabits to 4 Gigabits. We expect that 4 Gigabit Fibre Channel is an exciting opportunity for both our Optics and our Network Tools products. At this point there is no production of 4 Gigabit systems. Qualification will extend throughout 2004 and the production will begin in earnest in 2005. We anticipate major 4 Gigabit sales in 2005.

Now I’ll let Steve discuss costs, margins and expenses.

Steve Workman —Finisar Corporation—SVP, Finance, CFO & Secretary

To correct an earlier misspeak, the total amount of debt appearing on our balance sheet with respect to our convertible notes is $229.5 million, $228.4 was our balance last quarter. With respect to our revenue, this has been a bright story during the past few quarters. At the same time our gross margins have lagged a bit.

We have had a number of cost reduction efforts in process but due to customer qualification requirements they are often slow to implement. Well, that is about to change dramatically in the upcoming first quarter, ending July 31, as we realize a number of these cost reductions. In addition we are about to experience a full quarter benefit from our recent acquisition of the Honeywell VCSEL business.

As a result, we expect we will see an improvement in gross margin in the first quarter to a range of 26 to 29 percent. On the opex side we are going to leave Q1 flat at around $25 million. With the improved gross margin outlook we believe we will reduce our operating loss before interest and other expense to a range of $7.0 to $9.0 million with the potential to get to EBITDA breakeven in this upcoming quarter at the top end of our revenue guidance. On a non-GAAP basis we expect our net loss would decrease to about $10 million or less resulting in a 5-cent per share EPS loss.

Going forward we expect gross margins can improve to a range of 30 to 35 percent by the end of the fiscal year as a result of ongoing growth at the top line and additional cost reductions. And, assuming a flat opex at about $25 million per quarter, that would put opex in Q4 ‘05 at 33 percent of revenue with R&D at about 18 percent, sales and marketing at about 9 percent and G&A at 6 percent. We believe this pushes our outlook for EBIT into positive territory by Q4 ‘05. And that is obviously excluding the impact of Infineon, which we’ll come back to in a moment.

In terms of cash flow going forward we continue to be in a solid position as we expect cash to remain above $100 million, certainly throughout fiscal 2005. GAAP earnings will likely include ongoing non-cash charges related to prior acquisitions. These charges should be on the order of $7.0 million including approximately $5.0 million from the amortization of acquired developed technology and $2.0 million related to the ongoing amortization of discount on convertible notes.

That would put our GAAP EPS for the first quarter at a loss of around $0.08 per share.

I’ll turn it back to Jerry.

Jerry Rawls—Finisar Corporation—President & CEO

Thanks, Steve. I’d like to turn briefly to our recent announcement of the acquisition of Infineon’s fiber optics business, briefly review the underlying benefits associated with this undertaking and provide some additional thoughts on the integration.

We will be issuing 125 million shares of Finisar common stock to acquire the Infineon unit to give Infineon approximately a 38 percent stake in Finisar.

Our agreement with Infineon provides that the fiber optic business will be transferred to us on a cash and debt free basis and Infineon will also nominate a person to our Board of Directors.

There are numerous benefits associated with combining our operations with those of Infineon. First and foremost in terms of scale this combination will create a company with optical revenues of approximately $80 to $90 million per quarter.

As a result we believe we will become one of the largest pure-play optics companies in the world, with the broadest product offerings of pluggable optics solutions for LAN, SAN and metro applications.

Our businesses are complimentary in many respects. While we overlap to a degree in terms of transceivers for LAN/SAN applications they provide a wide range of products for other datacom applications that we don’t address.

Those products include fiber optic transceivers for automotive applications, diplexers and triplexers for fiber-to-the-home applications, parallel optic products for high-speed telecom back plane connections and a number of 10 Gigabit products in form factors that we do not currently supply.

In addition, we have been pleased that a number of customers have enthusiastically embraced the combination in a manner which may allow both companies to secure business that it might not have been otherwise able to do on its own. Infineon is much stronger in Europe, accounting for 55 percent of their revenues, and Japan-Asia, with almost 20 percent of their revenues.

At Finisar our sales are almost 90 percent North America. Overall only 8 percent of Infineon’s fiber optic sales are to customers that we also serve. Finally there are a variety of technologies including over 450 patent families and patent applications, which we believe, can be mined to create new innovative datacom and telecom products. Despite all the complementary aspects of this combination there are numerous opportunities for synergies.

Those synergies involve three areas:

•	First, the removal of large corporate overhead that will be achieved simply by removing the business from the larger Infineon organization.

•	Second, redundant capabilities and,

•	Third, redundant sites.

We laid out an initial plan to consolidate our operations in such a way as to generate incremental pretax earnings of approximately $4.0 to $5.0 million per quarter post synergies with the vast majority of savings achieved within the first year following consolidation.

We have talked to a number of investors since our announcement who are concerned with execution risks with respect to combining our operation with Infineon’s. While we do not underestimate the difficulties in any such consolidation, it does not involve the same level of complexity that some other companies are faced with in the telecom industry. In the meantime we are working quickly to solidify our consolidation plans, merge the best of both companies, and create what we believe will be an optics powerhouse.

To help with the integration and consolidation we recently hired Bearing Point. We think their merger and acquisition group will be a big help to us. They have a large team both in Germany and the U.S. We expect to hold a shareholder meeting to approve this merger in mid-August; maybe as late as mid-September.

Assuming approval, the closing of a transaction would quickly follow. In that event, the first quarter where the Infineon results would be combined with ours would be the second quarter ending October 31. At that time, Finisar by itself would be generating cash flow, positive cash flow and will be close to EBIT breakeven.

As we indicated earlier we believe we can achieve stand alone EBIT breakeven in the fourth fiscal quarter ending April 30 and maybe earlier. Obviously combining Infineon’s operations will push back our timing for achieving EBIT breakeven but not by much. In fact, we believe that EBIT breakeven point will only be pushed back by one quarter to the first quarter ending July 31, 2005.

Overall we continue to be optimistic about calendar year 2004 and calendar year 2005. Our customers are optimistic and IT spending is growing. We are making progress on a number of fronts, new products in both optics and network tools, growing sales to the telecom market, cost reductions and improved yields.

In addition we believe the acquisition of Infineon’s fiber optic business will provide complementary revenue, access to new markets and the opportunity to achieve scale and efficiencies in our operations.

It’s now time for questions and for that I will turn this call back over to Kellie.

QUESTION AND ANSWER

Operator

Thank you. We will now begin the question and answer session. [Caller Instructions]. Our first question is coming from Subu Subrahmanyan with Sanders Morris Harris Group. Please state your question.

Subu Subrahmanyan—Sanders Morris Harris Group—Analyst

Thank you, good afternoon. A couple of quick questions, Jerry first could you repeat your guidance in terms of what revenue run rate? You indicated you could exit fourth quarter ‘05 with, $70 or $80 million. Could you just clarify that, please?

Jerry Rawls—Finisar Corporation—President & CEO

We thought we could be in a range of $70 million to $80 million per quarter by the fourth quarter of ‘05; with somewhere around $60 million of that coming from Optics and another $10 to $12 million from Network Tools.

Subu Subrahmanyan—Sanders Morris Harris Group—Analyst

And within Optics any clear differences between LAN/SAN, metro and telecom?

Jerry Rawls—Finisar Corporation—President & CEO

I think we indicated that we thought the telecom market growth, given that we are coming off a smaller base, would be more rapid. But, we also expect that the increase in the LAN/SAN business would be in the range of 25 to 30 percent.

Subu Subrahmanyan—Sanders Morris Harris Group—Analyst

Great. And then just on margin, you commented that the higher volume of LAN/SAN sales for this quarter impacted margins. Between LAN and SAN was there any discernible trend one being stronger than the other? And similarly, your revenue growth in this space is very impressive this quarter. Does any one of those two areas stand out in terms of revenue growth?

Jerry Rawls—Finisar Corporation—President & CEO

No, I wouldn’t say that either one of them was extraordinary. We saw growth in both the LAN business and the SAN business. And, some of our customers are engaged in both areas. I think one of the comments we made was that it was clear our ramp in that area was a little faster than most analysts were suggesting the growth in ports would be for the quarter.

Our growth in sales was also faster than some of the results reported by some of the companies in the SAN business. We are a little conservative about the coming quarter because we did ship a lot of products in the previous quarter when some of our customers were experiencing a bit of a slow down. We are not sure if there was any inventory building in the quarter. We don’t think so, but we are not absolutely confident.

Subu Subrahmanyan—Sanders Morris Harris Group—Analyst

Got it. And just another question on the margin side. When you look at the margin improvement expectations for next quarter are there any expectations in that of better pricing in the transceiver space given the consolidation we’ve seen? And can you just talk in general about what you think or how soon you think this consolidation could positively impact pricing in the transceiver segment?

Jerry Rawls—Finisar Corporation—President & CEO

It’s hard for me to speculate about the effect of consolidation on pricing. I do know that there’s too much capacity in the industry and consolidation is good, taking some of that unused capacity out of the industry. We’ve already seen a little bit of consolidation in the industry.

Our acquisition of Infineon’s fiber optics group as we mentioned will probably be effective in August. So, subsequent to that it’s really difficult for me to project what the impact on pricing might be in the industry. But, I think that we might have more of a balance between supply and demand, and I think that’s good for a healthy industry.

Subu Subrahmanyan—Sanders Morris Harris Group—Analyst

Right now your margin improvement expectation is because of internal efforts and not pricing.

Jerry Rawls—Finisar Corporation—President & CEO

Correct. Right now margin improvements are not because we expect prices to go up. Our margin improvements are mostly because of a series of important cost reduction engineering efforts that we’ve had going on for a number of quarters. They are all now coming to fruition. A number of them are now qualified into products, have been accepted by customers and are now rolling into production.

Subu Subrahmanyan—Sanders Morris Harris Group—Analyst

Thank you very much.

Jerry Rawls—Finisar Corporation—President & CEO

Thank you Subu.

Operator

Our next question is coming from Eddie Woo of CIBC World Markets. Please state your question.

Eddie Woo—CIBC World Markets—Analyst

Good afternoon gentlemen. Good quarter. A couple of quick questions, first being about fab consolidation. With the Infineon acquisition you mentioned some overlaps last month, which involve VCSELs and edge emitting lasers. Can you comment a little bit on the work you’ve done so far and what efficiencies you envision getting out of these fabs?

Jerry Rawls—Finisar Corporation—President & CEO

Well, Eddie, one of the things that’s clear in an acquisition like this is, one of the things you try to take out of the combined companies is redundancy. And we clearly go into this acquisition with Infineon having a large fab in Munich while we have a fab in Fremont, California, and another one in the ex-Honeywell operation, now our Advanced Optical Components Division, in Richardson. Our plan is to rationalize all of that fab capacity.

We’ve got to figure out how we use it efficiently and achieve a balance between our productive needs and the capacity so we can control our costs. I could not be specific and tell you exactly how we are going to do that because right now there are teams of people from Finisar both here in California and in Texas and from Infineon in Germany, who are traveling back and forth engaged in discussions, fact finding, visits, trying to do the analysis to understand which of the processes to preserve, which of the products to preserve, and how do we achieve the most efficient balance of capacity versus our productive needs.

So, we are very much in the planning phase of this thing and as I pointed out in our discussions earlier, we have recently hired, Bearing Point to be our consultant in this area and to help make sure that we are moving on a rapid pace trying to develop these plans for consolidation. But, that’s a long answer to tell you we don’t know exactly how we are going to do it yet, but we have a lot of smart people who are working hard on the project.

Eddie Woo—CIBC World Markets—Analyst

Can you comment on the utilization of fabs both at Finisar and Infineon?

Jerry Rawls—Finisar Corporation—President & CEO

Well, to date the utilization in both fabs is quite low.

Eddie Woo—CIBC World Markets—Analyst

Okay. My next question is more market related. Last year we didn’t quite see as big a big budget flush as everyone I guess was hoping for. Are you getting a warm and fuzzy feeling from your customers this year? I can tell that things are looking better towards your end given your guidance but can you quantify or qualify guidance a little bit more in terms of budget flush?

Jerry Rawls—Finisar Corporation— President & CEO

Well, I don’t know that I can be specific about budget flush. And that is a phenomenon that usually occurs late in the year. What I will tell you is our customers are optimistic. They all are projecting growth and are forecasting sequential increases in demand for products from us.

We also know, from our involvement in the IT world through our network tools group, which sells solutions for monitoring SANs and LANs that the environment for IT spending is improving. It’s not clear that the priorities are changing from security and storage, but clearly capital spending is increasing this year and that’s great. At least it’s not decreasing any longer. I think that’s driving our network tools sales. I think it’s also driving the number of ports in the storage/SAN business that are being deployed.

In some cases it’s driving the upgrade of networks on the LAN side of the business. But, I’m going to have to punt with respect to whether budget flush is really an operative factor here.

Eddie Woo—CIBC World Markets—Analyst

Okay. Great. Thank you.

Jerry Rawls—Finisar Corporation—President & CEO

Thank you, Eddie.

Operator

Our next question is coming from Dennis Gallagher with Schwab SoundView Capital Markets. Please state your question.

Dennis Gallagher—Schwab SoundView Capital Markets—Analyst

Thank you. Some have been asked already but one question is that, how are things holding up at Infineon’s business post the acquisition announcement? Have they in terms of the other business areas as well as LAN/SAN, been able to hold up?

Jerry Rawls—Finisar Corporation—President & CEO

I don’t have a lot of specific information on week-to-week sales reports from them because they are not part of our company yet and our systems aren’t linked. But, as far as I know, their business is holding up. We’ve had enthusiastic responses from customers. I know that in some parts of their business they had substantial backlog that I know continues to be shipped. So my expectations are that their business is holding together pretty well.

Dennis Gallagher—Schwab SoundView Capital Markets—Analyst

Okay. Did you have a book-to-bill number for the quarter?

Steve Workman—Finisar Corporation—SVP, Finance, CFO & Secretary

If you take a look at our overall situation with respect to backlog versus the same point in the prior quarter, we’re in positive territory.

Jerry Rawls—Finisar Corporation—President & CEO

I don’t know that it’s necessarily a book-to-bill. That just has to do with our backlog in sequential quarters. Where does our backlog position stand, and is it larger than it was the previous quarter? I don’t think our book-to-bill ratio has ever been greater than one-to-one. Book-to-bill is not something we think about or a statistic that we carry with our business. We are normally focused on backlog.

Dennis Gallagher—Schwab SoundView Capital Markets—Analyst

And your guidance for the end of fiscal year having a run rate of $70, $80 million, does that totally exclude the Infineon revenues?

Jerry Rawls—Finisar Corporation—President & CEO

Correct.

Steve Workman—Finisar Corporation—SVP, Finance, CFO & Secretary

That’s right. There’s no Infineon in any of these numbers as yet, we don’t want to do that at the moment.

Dennis Gallagher—Schwab SoundView Capital Markets—Analyst

Thank you very much.

Jerry Rawls—Finisar Corporation—President & CEO

Thank you Dennis.

Operator

Our next question is coming from John Harmon with Needham and Company. Please state your question.

John Harmon—Needham & Co.— Analyst

Hello. Good afternoon. My first question is regarding the Honeywell acquisition. Do you have any data points that you’re retaining the former Honeywell customers? Has anyone defected? Have you gained any new customers?

Jerry Rawls—Finisar Corporation—President & CEO

So far it’s very positive. I couldn’t point to a single customer that was lost because of the acquisition, and I think most business generally appears to be strong because they’re shipping a lot of product into the LAN/SAN market. So it’s been quite positive so far.

John Harmon—Needham & Co.— Analyst

Okay. Thank you. Secondly a couple quarters ago you signed a distributor agreement with Bell Micro. How is that going? Why did you do it? Is it a meaningful portion of revenues at present?

Jerry Rawls—Finisar Corporation—President & CEO

Meaningful? Well, Bell Micro is an important customer and they’ve grown to become an important customer over only a few quarters. Are they one of our top ten customers? Not yet, but if they continue on the trend that they are going, I would project that they might well make it in the next year.

Why did we sign Bell Micro?

I think that there are a number of tier two accounts, in particular, that being served by local support, with the ability to process small orders, is very attractive. That’s a difficult thing for us to do because small orders or large orders, we handle and ship out of Malaysia today to virtually all of our customers. So it’s a real handy partnership to have a distributor who can deal with the small orders and deal with them in a geographically convenient location.

Also there’s a surprising market that we really didn’t address because of our focus on the OEMs. We sell mostly to big equipment builders. And we don’t have much of a channel into the VARs and systems integrators of the world who buy a lot of this equipment and put it together and connect it. One of the strengths that Bell Micro brings is a connection into the VAR and systems integrator business. So I think they are really important for us in the future.

John Harmon—Needham & Co.— Analyst

A follow up, how does pricing work on your transceivers since your OEM customers mark them up several times? How do they put prices on them, Bell Micro, I mean?

Jerry Rawl—Finisar Corporation—President & CEO

It’s one of the things that offers an opportunity for Bell Micro to generate a nice profitable business from reselling our optical devices. I think it’s an attractive environment for them to sell into.

John Harmon—Needham & Co.— Analyst

Okay. Thank you. I have a question for Steve on your capital structure. Given that you have these two sets of convertibles, one with a much lower interest rate than the other, do you intend to repurchase some of the higher interest rate converts or do you want to hang onto all the cash you can get for the time being?

Steve Workman—Finisar Corporation—SVP, Finance, CFO & Secretary

Probably, I wouldn’t use cash at this point. I think it’s prudent to get through the integration of the Infineon transaction and then we’ll see where we are. The other option would be to issue shares. If it’s attractive to do so from an economic point of view, but probably wouldn’t use cash at this point.

John Harmon—Needham & Co.— Analyst

Okay. Thank you. One last one if I may. You saw quite a steep ramp in your network test and monitoring business this quarter yet your guidance is a gentler slope. Was there some pent up demand involved or what’s driving the business going forward?

Jerry Rawls—Finisar Corporation— President & CEO

The two factors that were strongest in the business were, number one, the push for 4 Gigabit Fibre Channel product development efforts throughout the industry. We have a very effective 4 Gigabit FIbre Channel analyzer in our Xgig platform. It was a new product, it was introduced only a quarter ago and so there was strong sales in the quarter. We expect strong sales to continue for the next several quarters.

The other one was our NetWisdom product, which takes our legacy of SAN software and builds it into a monitoring and analysis solution for the operators of storage area networks. That solution has been received very enthusiastically by a number of very large data centers and big SAN operators. The combination of those two is the principal driving factor behind our strength in Network Tools.

We are pushing on that part of our business because we think we have an exciting market opportunity. We added a number of salespeople during the quarter. And, we will continue to add a few more in the coming quarter.

John Harmon—Needham & Co.—Analyst

All right. Thank you very much, gentlemen.

Jerry Rawls—Finisar Corporation—President & CEO

Thanks John.

Operator

Our next question is coming from Joseph Wolf with Banc of America Securities. Please state your question.

Joseph Wolf—Banc of America Securities—Analyst

Thanks. I just wanted to ask a quick question on the telecom side of the business. You mentioned a little bit about over-ordering and I was hoping you could give us a little more color, was that specific customers? Are you seeing your customer is reacting a little bit differently perhaps to over exuberance or lack of exuberance by their customers in terms of deploying next-generation types of equipment?

Jerry Rawls—Finisar Corporation—President & CEO

Actually, I don’t know that in the telecom space we saw any over-ordering. We saw some strong orders in the previous quarter in the metro access space and in some of the multiple wavelength solutions. But, most of those we don’t think were SONET based solutions. They were mostly Ethernet in the last mile. When we think about telecom we mostly either think of sales that go directly into telecom switches and/or SONET compliant devices.

So, in our telecom business right now, as we stated in the discussions, we have a really impressive number of design activities, where we are working on design wins with companies that are telephone equipment providers. And, where they are using pluggable optics for the first time in their history. A big transition that’s going on in the telecom industry is the switch from fixed component line cards to using pluggable optics. So, we are spending a lot of effort right now with telecom companies not only in the U.S. but also in Asia and in Europe.

Steve Workman—Finisar Corporation—SVP, Finance, CFO & Secretary

I think we also described that as an emerging market so it’s not very linear in that regard yet.

Joseph Wolf —Banc of America Securities—Analyst

Okay. Thank you very much.

Operator

Our next question is coming from Shaw Wu with American Technology Research. Please state your question.

Shaw Wu—American Technology Research—Analyst

Thanks. I have two questions. In terms of your guidance, you guided overall optics and some of the breakdowns. Just curious, do you expect the Honeywell laser business to grow sequentially? That’s the first question. And then second question on gross margin, you’re guiding a 400 to 700 basis point improvement sequentially, just wondering if you could break that down in terms of how much of that is from the Honeywell lasers and how much from other things? Thanks.

Jerry Rawls—Finisar Corporation—President & CEO

First of all, yes, we do expect that the Advanced Optical Components Division will sell an increasing number of lasers, VCSELs, in fiscal year 2005. They were only part of our company for a couple of months. For the whole year FY2005 we expect that their production is going to increase.

And if you look at reports from industry analysts you will see that the projections for Fibre Channel and Gigabit Ethernet ports to be shipped in 2004 and 2005 show growth. So I think their forecasts are consistent with that. With respect to gross margins, I don’t think I can break down exactly what the impact of having Honeywell VCSEL division, now our Advanced Optical Components Division, will be on our gross margins. They are a piece of it.

Flowing their production and their production costs into our factory is part of the story. But more importantly, I think the largest impact on our business comes from cost reduction engineering projects that we’ve had going on for some number of quarters. We supply a broad range of optical components that we now build ourselves, and integrated circuits that we design and have fabbed at foundries, plus other important component engineering products, which are producing impressive reductions in our costs.

Shaw Wu—American Technology Research—Analyst

Okay. I’m sorry, back to the first question, the question was do you expect the laser business to grow sequentially? And then second, let me kind of reword that question. In terms of the gross margin improvement, is it quite substantial?

Jerry Rawls—Finisar Corporation—President & CEO

Yes.

Shaw Wu—American Technology Research—Analyst

Just wondering, maybe not exact numbers but qualitatively how much of that is the laser business? I know the cost improvements have been something you’ve worked on. And suddenly this quarter there is going to be a big improvement. So I just wanted a little more color on that.

Jerry Rawls—Finisar Corporation—President & CEO

Gross margins are going up and they would go up whether or not we had acquired the Honeywell VCSEL unit. We had major cost saving engineering projects that were in place. And we had new products that we had designed in our own lasers, photodetectors and integrated circuits. Now, that’s not to diminish the effect of Honeywell. We have a vertical cavity laser in all of our LAN/SAN optical devices and I would say that somewhere between 30 percent and 50 percent, of the total gross margin improvement might be a flow-through from the acquisition of the Honeywell division.

Shaw Wu—American Technology Research—Analyst

Okay. Thanks a lot.

Jerry Rawls—Finisar Corporation—President & CEO

THANK YOU SHAW.

Operator

Our next question is coming from Jane Dragone with [Solay] Securities. Please state your question.

Jane Dragone—Solay Securities— Analyst

Hi, thanks. Steve, can you just remind us again what is the share count we should be using for fiscal ‘05?

Steve Workman—Finisar Corporation—SVP, Finance, CFO & Secretary

It’s on the order of 222 million.

Jane Dragone—Solay Securities— Analyst

Okay.

Steve Workman—Finisar Corporation—SVP, Finance, CFO & Secretary

Barring any specific transactions and obviously excluding Infineon where we are planning on issuing 135 million shares, it’s about 222 million.

Jane Dragone—Solay Securities—Analyst

Okay. Can you just remind me again if we converted the converts what would be the fully diluted share count excluding Infineon?

Steve Workman—Finisar Corporation—SVP, Finance, CFO & Secretary

You have 100 million of the old converts and I believe the conversion price is $5.50, and you’ve got 150 million of the new converts and the conversion price is $3.71.

Jane Dragone—Solay Securities—Analyst

Okay. Can you just talk about this R&D? In all the years I’ve been following you guys every quarter or every second quarter or every third quarter you have this volatile R&D issue. So I think, can you just go through it again, Steve? Because what is the level of R&D we can expect exiting Q4 of ‘05?

Steve Workman—Finisar Corporation—SVP, Finance, CFO & Secretary

Well, I think when we were talking about our growth at the top line as we look out through Q4 ‘05 we would expect the R&D that we just saw in the fourth quarter to be something less, certainly, in the $13 to $14 million range. That’s going to be less than 20 percent, say 18 percent, of revenue. So, we don’t have a big decrease in that number.

Obviously all these numbers are subject to being revised somewhat with the inclusion of Infineon, once we finalize our consolidation plans. But barring that, in this guidance we’ve assumed that it’s down a little bit and perhaps we can do better. There is a large pipeline of new products that are working their way through the pipeline here in the next couple of quarters.

Jane Dragone—Solay Securities— Analyst

You have been talking about it for a while.

Steve Workman—Finisar Corporation—SVP, Finance, CFO & Secretary

Yes, we are hopeful those are popping out here. I know we’ve seen a great deal of progress here already toward the tail end of Q4 and the first part of this quarter. But we understand the comment.

Jane Dragone—Solay Securities— Analyst

Okay. The manufacturing yields, were they down sequentially in this quarter? I know you don’t give a number on them but, again, covering the stock for such a long time we’ve had issues with the yields because you guys service your customers so there’s always extra expense in there. How is that going to be resolved?

Jerry Rawls—Finisar Corporation—President & CEO

Yields actually were up in the quarter from the previous quarter and we are actually on a trend where we’ve had several quarters in a row now where yields have improved sequentially. That, yield improvement is an important part of our margin improvement.

Steve Workman—Finisar Corporation— SVP, Finance, CFO & Secretary

That’s right. There is yield improvement also contributing to the improvement in Q1.

Jane Dragone—Solay Securities —Analyst

Okay. How much of the gross margin improvement is coming from the yield improvement in Q1? If you can just give us a ballpark, since you don’t give out your yields?

Steve Workman—Finisar Corporation— SVP, Finance, CFO & Secretary

I think we are a little reluctant there for competitive reasons. I’m not sure we want to go there.

Jane Dragone—Solay Securities— Analyst

Okay.

Steve Workman—Finisar Corporation— SVP, Finance, CFO & Secretary

But.

Jane Dragone—Solay Securities— Analyst

I gotcha. Don’t worry. Okay, and one last question, can you remind us again how much Infineon was losing? I think I read in U.S. dollars, I can’t remember, somewhere like $20 million, like I think two quarters ago or a quarter ago in the optics business?

Steve Workman—Finisar Corporation— SVP, Finance, CFO & Secretary

I would describe it more along the lines of $10 million a quarter. And, again, I think you need to keep in mind that part of the synergies and certainly part of their loss is as a result of some rather onerous corporate overhead allocations, which are going to be significantly reduced, obviously, after a combination with Finisar.

Jane Dragone—Solay Securities—Analyst

Okay. Great. Thanks a lot.

Jerry Rawls—Finisar Corporation—President & CEO

Thank you, Jane.

Operator

[Caller Instructions]. Our next question is coming from Tom Curlin with RBC Capital Markets. Please state your question.

Tom Curlin—RBC Capital Markets—Analyst

Hi, good afternoon, some questions on both the tester side and the optics side. On the tester side of the business, do you guys have a feel for the percentage of your 2 Gig fibre channel installed base that has purchased 4 Gig technology or products so far?

Jerry Rawls—Finisar Corporation—President & CEO

No, I don’t have a good answer to that question. It’s a small fraction so far of the number of the total 2 Gig analyzer that we have sold, but I’m not equipped with that number.

Tom Curlin—RBC Capital Markets—Analyst

Okay. And historically just as a reminder what has been the typical lead-time? And I know this is a range but on average, between purchase of testers and let’s say ramp or beginning of volume purchase of optics by some of your key customers?

Jerry Rawls—Finisar Corporation—President & CEO

Well it’s usually at least six months and usually the range is six months to 12 months.

Tom Curlin—RBC Capital Markets— Analyst

So we are pretty much beginning the cycle with 4 Gig probably in early ‘05. It’s starting early, maybe a little bit ahead of mid ‘04. So you should have a good ramp, right? Is that the majority of the ramp on the tester side in the current quarter that you are assuming 4 Gig stuff beginning to take hold?

Jerry Rawls—Finisar Corporation— President & CEO

Four Gig activity has started. Companies will have to use analyzers for debugging systems in labs and confirming the performance of ASICs and all that. Then, the next phase is OEM qualification of all these various switches, host bus adapters, et cetera. That means these analyzers are used by both parties in OEM qualification so they can compare notes, exchange traces and work on debugging the software to produce interoperable solutions.

The next phase after the interoperability testing, as products go into production, is an element of field support that’s required. So, the field support organizations need 4 Gigabit analyzers to be able to deal with whatever field problems they run into as these 4 Gig SANs are deployed.

Tom Curlin—RBC Capital Markets— Analyst

If you think about those three phases of the adoption cycle, somehow I’m imagining that maybe the second phase is the largest from a volume perspective.

Jerry Rawls—Finisar Corporation— President & CEO

Surprisingly we have seen in the past that the third phase can be the largest, field support operations.

Tom Curlin—RBC Capital Markets—Analyst

Okay. So with that in mind, then, some ramp through this year is possible and then maybe a nice ramp in early ‘05 to certainly to mid ‘05 as these things begin to rollout.

Jerry Rawls—Finisar Corporation—President & CEO

I think that’s quite possible.

Tom Curlin—RBC Capital Markets—Analyst

Okay. Thanks for that. And then on the SAN side, my impression from your comments is that the guidance on the LAN/SAN optic side assumes fairly moderate pattern on the SAN side for the current quarter. Was that a fair impression?

Jerry Rawls—Finisar Corporation—President & CEO

That’s fair. That’s accurate.

Tom Curlin—RBC Capital Markets— Analyst

Okay. And just to be clear, is that because given some of the strength relative to publicly stated results your conviction on customer estimates is conservative or are customer forecasts conservative on the SAN side?

Jerry Rawls—Finisar Corporation— President & CEO

It’s the former. Our customers’ forecasts remained pretty robust, but we are trying to be cautious with respect to building our financial plan. Given the reported results from some of our customers and the level of our shipments in the last quarter, we see that there’s a little bit of a disconnect.

So that means that we might expect a little bit of a correction. This is not a serious, major correction, but it’s a little tweaking of the supply rate, we think. Our customers haven’t adjusted their forecasts yet to say they think our demand is likely to be down. But we are trying to read the tea leaves between each one of our customers and trying to come up with a composite plan.

Tom Curlin—RBC Capital Markets—Analyst

Okay. And just finally, do you guys have visibility on your relative share of the optics on the Fibre Channel side for the low to mid-range fixed port switch market versus the high-end chassis director market? Do you think you have a bigger piece of the directors’ side or of the lower end, or do you think you’re doing equally well in both?

Jerry Rawls—Finisar Corporation— President & CEO

I think we are doing about the same in both.

Tom Curlin—RBC Capital Markets— Analyst

Okay. Are there any material ASP differences really between those two segments?

Jerry Rawls—Finisar Corporation— President & CEO

Negative.

Tom Curlin—RBC Capital Markets —Analyst

Okay. All right. Thank you very much.

Jerry Rawls—Finisar Corporation—President & CEO

Thanks, Tom.

Operator

Thank you. Gentlemen, there are no further questions at this time.

Jerry Rawls—Finisar Corporation—President & CEO

Well, thank you, Kellie, and thank you all of you for tuning in to listen to our call today. And we look forward to visiting with all of you at the same time next quarter. We wish you a good day.

Operator

This concludes the Finisar fourth quarter and year end financial results conference call. Thank you. You may now disconnect.

     The following powerpoint presentation, dated June 3, 2004, has been made available to the public on Finisar Corporation’s website. It contains slides related to the proposed acquisition by Finisar of the fiber optics business unit of Infineon Technologies AG:

Finisar

Digital Fiberoptics for

Computer and Access Networks

Digital Fiberoptics for Computer and Access Networks

Safe Harbor Under the Private Securities Litigation Act of 1995 Except for historical information, the matters discussed in this presentation contain forward-looking statements regarding future trends or events that involve risks and uncertainties. Please be aware that these statements are only predictions and that actual events or results may differ materially. The Company is required to file documents from time to time with the Securities and Exchange Commission. These documents identify important factors that could cause actual results to differ materially from those contained in our projections or forward- looking statements. Please refer to the Company's Form 10-K and other interim reports as filed with the Securities and Exchange Commission for a discussion of those risk factors. The Company assumes no obligation to update the information in this presentation.

The Finisar Sweetspot

Finisar

TELECOM PRODUCTS
Finisar Sweetspot
Intra-office
<100m
Inter office
0.5-20 km
Access
0.5-20km
Metro
Access
2-20km
Metro Core
20-100km
Transport
60-600km
Intra-office
<100m
Ultra-long haul
>1000km
Enterprise
DATACOM PRODUCTS

Ultra-long haul >1000km Transport 60-600km Metro Core 20-100km Metro Access 2-20km Access 0.5-20km Intra-office <100m Inter office 0.5-20 km Intra-office <100m The Finisar Sweetspot Enterprise Finisar Sweetspot DATACOM PRODUCTS TELECOM PRODUCTS

Finisar

Major Product Offerings

- **Gigabit Optics**

1-2.5Gig SFP

SANs/LANs/Metro

10-Gig XFP

SANs/LANs/Metro

CWDM/DWDM GBIC

Metro

CWDM Mux/Demux

Metro

- **Test instruments for Fibre Channel • GigE • iSCSI**

BER Tester

Traffic Jammer

Traffic Analyzer

Traffic Monitor

Major Product Offerings Gigabit Optics Test instruments for Fibre Channel • GigE • iSCSI 1-2.5Gig SFP CWDM Mux/Demux Traffic Jammer Traffic Analyzer SANs/LANs/Metro Metro Metro SANs/LANs/Metro BER Tester Traffic Monitor 10-Gig XFP CWDM/DWDM GBIC

Finisar

Optical Transceivers For Diverse Applications

Emulex
LP9000 HBA

Brocade
SilkWorm 12000

SilkWorm 12000

EMC
Symmetrix 5000

Extreme Networks
Black Diamond 6800

Cisco
Catalyst 6000

HP
FC Switch 16 B

HP FC Switch 16 B Extreme Networks Black Diamond 6800 Optical Transceivers For Diverse Applications Emulex LP9000 HBA Cisco Catalyst 6000 EMC Symmetrix 5000 Brocade SilkWorm 12000

Our Customers Enabling the Majority of LAN/SAN Vendors 3Com Adva Alcatel Agilent Arris Atrica Avaya Boeing Brocade Ciena Cisco HP/Compaq Lucent McData MTI Nortel QLogic Riverstone Scientific Atlanta Sony StorageTek Sun Sycamore Dell EMC Emulex Extreme Force 10 Foundry Fujitsu Hitachi Huawei IBM InRange Intel

Cisco Optics Supplier of the Year Received 2003 Optics Supplier of the Year award from Cisco Products currently supplied to Cisco: Multi-mode transceivers for LANs/SANs CWDM/DWDM transceivers for Metro Access Mux/demux for Metro Access 10Gig XFP and transponders for LAN/SAN and Metro

A Heritage of Innovation 1992: First to Market with low cost gigabit optical link 1995: First to Market with Transceivers with Digital Diagnostics 1997: First to Market with 850nm VCSELs 2000: First to Market with SFP Transceivers 2001: First to Market with 2.125Gb/s SFP Transceivers 2001: First to Market with CWDM GBIC Transceivers 2002: First to market with 1000 Base-T GBIC Transceiver 2001: Initiates 10Gb/s XFP MSA 2002: First to market with DWDM GBIC Transceiver 2002: First XFP Transceiver Shipment to Customers 2003: First to demonstrate 40km XFP 178 US Patents; 580 U.S. Patent Applications on file

Finisar

10GigE XFP Form Factor Comparison

SFP
XFP
XPAK
XENPAK

10GigE XFP Form Factor Comparison XFP XPAK SFP XENPAK Lower Power......... 60 to 70% reduction Higher Density........ 16 ports per line card Lower cost Telecom systems suppliers designing with pluggable optics

Finisar

CWDM for Metro Access

OFFICE BUILDING B
OFFICE BUILDING A
OFFICE BUILDING C
CARRIER HOTEL SITE
SWITCH
SWITCH
SWITCH
SWITCH
SWITCH
FINISAR OADM
FINISAR OADM
FINISAR OADM
FINISAR MUX

- 4-8 wavelengths allow for greater λ spacing and lower cost

Network East
TX and RX
Network West
TX and RX
Equipment East
TX and RX
Equipment West
TX and RX

CWDM for Metro Access Requires reliable actives and low-loss passives: ^ transceiver Mux/de-mux OADM (pulls or adds a single wavelength) 4-8 wavelengths allow for greater ^ spacing and lower cost

Finisar

Scaling the CWDM Network (DWDM on CWDM)

CWDM GRID
20nm Spacing, 12nm Pass Band
1470nm
1490nm
1510nm
1530nm
1550nm
1570nm
1590nm
1610nm
DWDM GRID
0.8nm Spacing
1547.72nm
1548.51nm
1549.32nm
1550.12nm
1550.92nm
1551.72nm
1552.52nm
1553.33nm

Scaling the CWDM Network (DWDM on CWDM)

Acquired in May 2001 for $10M: 20 acres of land 700,000 sq ft building 200,000 sq ft clean-room Equipment and instruments 2062 employees as of April 2004 Finisar Malaysia

Finisar

Test and Monitoring Instruments

Engineering Design & Development

Fibre Channel
Traffic Analyzer

FC, GigE, InfiniBand
BER Test System

Fiber Channel
Error Insertion

iSCSI/GigE
Traffic Analyzer

Network Monitoring

THG - GigE
Network Monitor

NetWisdom
Fibre Channel Monitor

Test and Monitoring is Synergistic with Optical Subsystems

Test and Monitoring Instruments Test and Monitoring is Synergistic with Optical Subsystems Engineering Design & Development Network Monitoring Fibre Channel Traffic Analyzer Fiber Channel Error Insertion FC, GigE, InfiniBand BER Test System iSCSI/GigE Traffic Analyzer THG - GigE Network Monitor NetWisdom Fibre Channel Monitor

Xgig Common Architecture

Finisar

Integrated GUIs

Generator | Portal | TDIO | Expert Engine

Applications Architecture

Windows XP Embedded | Blade Drivers | Transport Layer (application communication)

Common Mother Board

System Architecture

Blade Architecture

Platforms

Xgig Common Architecture Platforms Blade Architecture System Architecture Windows XP Embedded Blade Drivers Transport Layer (application communication) Common Mother Board Applications Architecture Portal TDIO Expert Engine Integrated GUIs Generator

Finisar

Deployed vs. Development Test and Monitoring Markets*

Deployed Market (data centers)

Development Market (R&D)

$392.5M
$96M
SAN Deployed
$74M
Fibre Channel
$25M

*Per Frost and Sullivan for CY2002

Deployed vs. Development Test and Monitoring Markets* $96M Fibre Channel $25M SAN Deployed $74M Deployed Market (data centers) Development Market (R&D) $392.5M *Per Frost and Sullivan for CY2002

Acquisition: Honeywell VCSEL Business Closed March 2, 2004 Consideration Cash $75M Adjustment +/- $7M(1) Impact: Reduction in cost of goods sold from supplying short wavelength lasers in Q105 External revenue of $6.7 million in Q404 for partial quarter Improves gross and operating margins Now known as Advanced Optical Components, AOC (1)Tied to increase in working capital (TBD)

Acquisition of Infineon FO Consideration 135MM shares of common stock 38% of pro forma company No cash or debt assumed Board seats One Board seat to be held by Thomas Seifert, head of Infineon's memory business Timing Closing=August/September 2004 Requires approval of Finisar shareholders and other customary approvals

Transaction Rationale Creates one of the largest pure-plays in the optics industry with $85M in optics revenue Complementary market applications - automotive and FTTX Complementary customer base and distribution channels Complementary technologies incl micrormodule, LW VCSEL, array Broader product offering incl 10Gig IP portfolio (450 patent families) Access to Infineon IC development corridor Infineon Fiber Optics management team Ability to realize significant synergies from Eliminating large corporate allocations Redundant sites Redundant activities

Finisar

Complementary Product/Market Applications

Transceivers
PAROLI
BiDi
POF
Regional Metro Area Network
Local Access
LAN / SAN
FTTx
Add/Drop Multiplexer
ATM/SDH/SONET
Add/Drop Multiplexer
Optical Line Termination
PON
Passive Splitter
Optical Network Unit

Complementary Product/Market Applications Add/Drop Multiplexer ATM/SDH/SONET Optical Network Unit Optical Line Termination PON Add/Drop Multiplexer Passive Splitter Transceivers BiDi PAROLI POF Regional Metro Area Network Local Access FTTx LAN / SAN

Finisar

Leading 10Gig technology

XPAK	X2	XFP

IFX FO (XPAK, X2)

IFX FO and Finisar (XFP)

Leading 10Gig technology Combination creates broad 10Gig pluggable product offering Leverages Infineon's leading 1300nm DFB technology Telecom system providers are designing with pluggable optics IFX FO IFX FO and Finisar XPAK X2 XFP

Laser Component Technologies 300 m 600 m 2 km 2km 10 km 10km 40 km > 80 km 40 Gbps 1550 nm CW + EAM 1550 nm CW + EAM 1550 nm CW + EAM 1550 nm CW + EAM 1550 nm CW + EAM 1550 nm CW + EAM 1550 nm CW + LN - 10 G 1310nm FP 1310nm FP 1310 nm FP 1310 nm VCSEL 1310 nm DFB 1310 nm DFB 1550 nm EML 1550 nm CW + LN 2.5 G 850nm VCSEL 850nm VCSEL 1310 nm FP 1310 nm VCSEL 1310 nm DFB 1310 nm VCSEL 1550 nm DFB 1550 DFB 1550 EML < 1G 850nm VCSEL 850nm VCSEL 1310 nm FP 1310nm VCSEL 1310 nm FP 1310nm VCSEL 1550 nm DFB 1550 nm DFB Honeywell acquisition (SW VCSELs) Genoa acquisition (LW FP/DFBs lasers) Infineon (longwave VCSELs + micromodules)

Finisar

Revenue Diversification

$88.9
$57.0
$31.9
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$millions per quarter

	Infineon Qtr. Ending 3-31-04A	Finisar Qtr. Ending 4-30-04A	Combined
Parallel	2.6	0.0	2.6
FTTX (BiDi)	2.6	0.0	2.6
Automotive (POF)	12.3	0.0	12.3
Telecom	4.0	2.0	6.0
Metro	0.0	13.9	13.9
LAN/SAN	10.4	32.8	43.2
Network Tools	0.0	8.3	8.3

Revenue Diversification Network Tools LAN/SAN Metro Telecom Automotive (POF) FTTX (BiDi) Parallel Infineon Qtr. Ending 3-31-04A 0 10.4 0 4 12.3 2.6 2.6 Finisar Qtr. Ending 4-30-04A 8.3 32.8 13.9 2 0 0 0 Combined 8.3 43.2 13.9 6 12.3 2.6 2.6 $31.9 $88.9 $57.0

Finisar

Revenue (FY ended April)

Annual

($ millions)
$204.9
$153.7
$102.5
$51.2
$0.0
$147.3
$166.5
$185.6
FY02
FY03
FY04

Quarterly

($ millions)
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$47.0
$40.9
$38.7
$39.8
$39.4
$42.8
$46.4
$57.0
Q103
Q203
Q303
Q403
Q104
Q204
Q304
Q404

Optics
Network Tools

Revenue (FY ended April) Optics Network Tools Network Tools Optics FY02 34.932 112.334 FY03 29.636 136.846 FY04 25.616 160.004 Annual Quarterly Network Tools Optics Q103 7.77 39.277 Q203 8.69 32.213 Q303 6.818 31.929 Q403 6.358 33.427 Q104 5.243 34.189 Q204 6.4 36.4 Q304 5.7 40.7 Q404 8.34 45.657 ($ millions) ($ millions) $47.0 $40.9 $38.7 $39.8 $39.4 $42.8 $46.4 $185.6 $57.0

Finisar

Optics Revenue by Market

$180.0
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
($ Millions)
$112.4
$137.0
$160.0
FY02
FY03
FY04

$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
($ Millions)
$39.4
$32.2
$31.9
$33.4
$34.2
$36.4
$40.7
$48.7
Q103
Q203
Q303
Q403
Q104
Q204
Q304
Q404

LAN/SAN Metro Telecom

Optics Revenue by Market Telecom LAN/SAN Metro Telecom Q103 20.854 15.555 2.971 Q203 16.558 13.153 2.516 Q303 18.268 12.57 1.091 Q403 19.616 12.145 1.666 Q104 22.036 10.156 1.997 Q204 20 14.9 1.5 Q304 22.6 16.7 1.4 Q404 32.821 13.827 2.01 $39.4 $32.2 $31.9 LAN/SAN Metro $36.4 $33.4 $34.2 LAN/SAN Metro Telecom FY02 69 26.6 16.8 FY03 75.3 53.4 8.2 FY04 97.501 55.423 7.081 $112.4 $137.0 $40.7 $160.0 $48.7

Finisar

Key Customers

Annual
($ millions)
$200
$150
$100
$50
$-
$147.3
$166.5
$185.6
FY02
FY03
FY04
Cisco
EMC
Emulex
Other

Quarterly
($ millions)
$60
$50
$40
$30
$20
$10
$-
$47.0
$40.9
$38.7
$39.8
$39.4
$42.8
$46.4
$57.0
Q103
Q203
Q303
Q403
Q104
Q204
Q304
Q404
Top 3
Other

Key Customers Top 3 Other total Q103 13.4 33.6 Q203 12.8 28.1 Q303 11.6 27.1 Q403 12.4 27.4 Q104 15.1 24.3 Q204 16.5 26.3 Q304 21.2 25.2 Q404 21.828 35.169 EMC Emulex Cisco Other FY02 17.487 16.806 112.972 FY03 17.2 149.218 FY04 41.275 144.345 Annual Quarterly ($ millions) ($ millions) $147.3 $47.0 $40.9 $38.7 Top 3 Other $185.6 $166.5 EMC Emulex Cisco Other $39.8 $39.4 $42.8 $46.4 $57.0

Finisar

Gross & Operating Margins (Non-GAAP*)

Annual
Quarterly
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
25%
26%
23%
-40%
-30%
-25%
FY02
FY03
FY04
27%
25%
23%
27%
28%
23%
22%
22%
-27%
-39%
-27%
-29%
-29%
-28%
-24%
-22%
Q103
Q203
Q303
Q403
Q104
Q204
Q304
Q404
Gross Margin
Operating Margin

Gross Margin Operating Margin Annual Gross Margin Annual Operating Margin FY02 0.25 -0.4 FY03 0.26 -0.3 FY04 0.23 -0.25 Gross & Operating Margins (Non-GAAP*) Annual Quarterly Gross Margin Operating Margin total Q103 0.27 -0.27 Q203 0.25 -0.39 Q303 0.23 -0.27 Q403 0.27 -0.29 Q104 0.28 -0.29 Q204 0.227 -0.281 Q304 0.221 -0.241 Q404 0.22 -0.22 *A reconciliation with GAAP results are available at www.finisar.com

Finisar

Cashflow from Operations*

$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$(10,000)
$(20,000)
($Thousands)

	Q103	Q203	Q303	Q403	Q104	Q204	Q304	Q404
Revenue	47,047	40,904	38,746	39,785	39,431	42,776	46,416	56,995
Op loss	(12,668	(15,861	(10,522	(11,459	(11,413	(12,017	(11,181	(12,467
Cash from ops	(7,339)	(10,540	(5,044)	(5,342)	(5,563)	(5,413)	(5,004)	(6,725)

*Non-GAAP operating loss plus depreciation/amortization

Cashflow from Operations* *Non-GAAP operating loss plus depreciation/amortization

Cash Balance and Net Change

Finisar

$Millions
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
-$50.0
-$100.0
144.1
111.8
(32.3)
114.0
2.2
110.5
(3.5)
119.4
8.9
108.4
8.9
(11.0)
250.0
142.0
226.7
-23.3
143.4
-83.3
Q402
Q103
Q203
Q303
Q403
Q104
Q204
Q304
Q404
Cash
Net Change in Cash

Cash Net Change in Cash Q402 144.1 Q103 111.8 -32.3 Q203 114 2.2 Q303 110.5 -3.5 Q403 119.4 8.9 Q104 108.4 -11 Q204 250 142 Q304 226.7 -23.3 Q404 143.4 -83.3 Cash Balance and Net Change 8.9

Convertible Subordinated Debt Current balance $100 million at 5.25% maturing October 2008 $150 million at 2.5% maturing October 2010 4 years interest payments held in escrow ($15.3 million not reported as cash) No automatic acceleration provisions based on financial performance

Financial Summary Revenues continue to grow: Datacom today 10Gig and telecom in the future Additional scale with Infineon FO Network Tools Gross margin improvement in Q105 EBITDA breakeven in Q105/Q205 (Oct 2004) EBIT breakeven in Q405 (before FO) Healthy cash balance

Infineon Transaction Impact Pre-closing Finisar EBITDA* breakeven: Q105/Q205 (Oct 04) at $60-$65 million/quarter EBIT* breakeven: Q405 (April 05) at $70-$75 million/quarter Post-closing (Sept 04) pro forma results EBITDA* breakeven: Q305 (Jan 05) at $95-$100 million/quarter EBIT* breakeven: Q106 (July 05) at $100-$105 million/quarter Incremental cash needs: $20 million by Q405 decreasing thereafter *Based on non-GAAP results

Scale Diversification Technology Revenue ($90MM per quarter pro forma) Largest optical pure-play Broadest Datacom product offering End markets: automotive, Datacom, and telecom Customers Distribution channels Micromodule 1300nm VCSEL BiDi's Plastic Optical Fiber IP IC design capability "Creating the Largest Pure-play in Optics" Summary: Building an Optical Powerhouse

     The following series of questions and answers pertaining to the proposed acquisition by Finisar Corporation of the fiber optics business unit of Infineon Technologies AG has been made available to the public on Finisar’s website:

Frequently Asked Questions Regarding Integration of Infineon Optics into Finisar

General Questions
General Questions Specific to Sales Reps/Disti
Products and Production
Orders
Technical Support

General Questions

1.	Who is Infineon Fiber Optics?

A1. The Infineon Fiber Optics Business Unit develops, manufactures and markets a broad range of fiber optic datacom and telecom modules supporting the common MSA standards, BIDI components that allow bi-directional transmission on a single fiber for fiber-to-the-home applications (FTTH) and Plastic Optical Fiber (POF) components that are used in automotive applications, specifically, for entertainment and safety systems.

2.	Why did Finisar acquire Infineon’s Fiber Optics business?

A2. Both companies have unique optical capabilities. The combined products and technologies will strengthen Finisar’s position in core markets as well as help us to diversify our revenue base in terms of end markets, customers and geography.

3.	When is the official close date of the acquisition?

A3. We have to receive customary regulatory approvals and the approval of Finisar’s shareholders. We expect this to happen in the third calendar quarter of 2004.

4.	How can I receive more information about the acquisition?

A4. Please read the press release on the website (http://investor.finisar.com/ReleaseDetail.cfm?ReleaseID=134194). If you need further information regarding Finisar’s acquisition of Infineon Fiber Optics please contact your RSM or send an email to sales@finisar.com.

General Questions Specific to Sales Reps/Dist

5.	Will Finisar provide the transition scenario for integrating Infineon FO into Finisar before transition/closing?

A5. Finisar and Infineon will be able to discuss only limited details about the transition scenario with customers prior to the close We will not be able to discuss any forward-looking plans such as combined product roadmaps until after the close.

6.	When will a “new” organization chart be available?

A6. The new organization chart will be available on the day after the close.

7.	How much advance notice can we expect to receive regarding any changes impacting current processes, agreements or support?

A7. We will provide as much advance notice as possible to minimize the impact on our customers for any changes we initiate. We will carefully consider the changes on a case-by-case basis in order to avoid business disruption.

Products and Production

8.	Will Finisar guarantee continuation of current Infineon Fiber Optics products?

A8. We will continue supplying all released products. If, in the normal course of business, a question of product continuation becomes obvious, we will discuss the situation first with the affected customer(s).

9.	Will Finisar keep the Infineon Fiber Optics part numbers?

A9. Yes.

10.	When will there be a label (i.e., Finisar logo) change?

A10. The labels will be changed within a reasonable period after the close, but the only change we anticipate is a change in the logo from Infineon to Finisar. Part numbers will remain the same. We will initiate PCNs for the logo change to make sure products are not rejected at incoming inspection.

11.	Will Finisar guarantee that there will be no change in the production location and quality for current designed-in products?

A11. Finisar may change production locations for certain products, but will perform appropriate re-qualification in accordance with our ISO-9000 procedures for location changes. This data will be available for customer acceptance.

12.	Will Finisar honor the Infineon Supply Agreement currently in effect until a new Finisar one is signed?

A12. Yes.

13.	Will current commitments to roadmaps, upgrades and impact to qualification processes underway or planned prior to the sale of the Infineon FO division be supported by Finisar?

A13. We will make every effort to minimize any disruption to customer programs based on any IFFO commitments to future products. We will support products already in the customer qualification process and be able to discuss forward-looking combined roadmaps only after the close.

Orders

14.	What are the processes for requesting and receiving quotes, placing orders and processing RMAs?

A14. Customers will be given specific written guidance after the close. Until the close, the processes are unchanged. This guidance will be provided up to 10 days before the official close date.

15.	After the close, who are the local contacts for sales and customer service?

A15. Finisar will implement a central contact number for customers and vendors to obtain information regarding the integration, new procedures and any other questions. This guidance can be expected to arrive up to 10 days before the official close date.

16.	What are the plans for continuation of supply?

A16. We will continue supplying all released products.

17.	Will Finisar honor agreed upon pricing between Infineon FO and their customers?

A17. Yes.

18.	When will the PO transition process take place and what will it involve?

A18. Customers will be given specific written guidance for P.O placement after the close. Expect this up to 10 days before the official close date.

Technical Support

19.	After the close, who are the local contacts for technical and field support?

A19. Finisar will implement a central contact number for customers and vendors to obtain information regarding the integration, new procedures and any other questions. This guidance can be expected to arrive up to 10 days before the official close date.

20.	Will Finisar honor warranty coverage on products that are installed, in production and/or within the hub?

A20. We will honor warranty according to the original terms and conditions.

     On August 3, 2004, Finisar Corporation issued a press release announcing that Finisar had received antitrust clearances in connection with its proposed acquisition of the fiber optics business unit of Infineon Technologies AG. The text of the press release follows:

FOR IMMEDIATE RELEASE

Contact:
Shelby Palmer
Investor Relations
408-542-5050
investor.relations@finisar.com

Velvet Rimert
Public Relations
408-541-5659
velvet.rimert@finisar.com

Antitrust Clearances Received For Finisar’s Acquisition
of Infineon Fiber Optics Business

SUNNYVALE, Calif., August 3, 2004/Market Wire —Finisar Corporation (Nasdaq:FNSR), reported today that Finisar and Infineon Technologies AG (NYSE: IFX) have received clearances from antitrust and merger control authorities in the United States and Europe to proceed with Finisar’s previously announced acquisition of Infineon’s fiber optics business. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expired on July 15, 2004, and the merger control and antitrust regulatory authorities of the Federal Republic of Germany and the Czech Republic have notified Finisar and Infineon Technologies AG that they will not initiate proceedings with respect to the acquisition.

The acquisition remains subject to approval by Finisar’s stockholders, which will be sought at Finisar’s annual meeting, now expected to be held in late September or October 2004.

About Finisar
 Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic subsystems and network performance test systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using IP and SONET/SDH-based protocols. The Company’s headquarters is in Sunnyvale, California, USA. www.finisar.com.

###

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this document that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Finisar Corporation’s expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this document are based upon information available to Finisar Corporation as of the date hereof, and Finisar Corporation assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Finisar Corporation’s business are set forth in Finisar Corporation’s Form 10-K, as filed with the Securities and Exchange Commission (SEC) on July 14, 2004 and amended on August 27, 2004, and other reports filed from time to time with the Securities and Exchange Commission, including the Preliminary Proxy Statement on Schedule 14A, as filed with the SEC on July 23, 2004.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed acquisition of the fiber optics business unit of Infineon Technologies AG by Finisar Corporation. In connection with the proposed transaction, Finisar has filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement regarding the proposed acquisition transaction on Schedule 14A. The information contained in the preliminary proxy statement is not complete and may be changed. Investors are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be sent to the stockholders of Finisar seeking their approval of the issuance of Finisar common stock to Infineon in connection with the proposed transaction. You may obtain copies of documents filed with the SEC by Finisar free of charge by requesting them in writing from Finisar Corporation, Moffett Park Drive, Sunnyvale, California 94089, Attention: Investor Relations, or by telephone at 408-542-5050 or by email at investor.relations@finisar.com. In addition, you may obtain any of the documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

Finisar and its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Finisar in connection with the acquisition. Finisar’s preliminary proxy statement filed with the SEC contains information regarding Finisar’s directors, executive officers and employees and their interests in the solicitation.